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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              PLATO LEARNING, INC.,

                                  PLATO, INC.,

                          NSC ACQUISITION CORPORATION,

                             NETSCHOOLS CORPORATION

                                       AND

                          THE NOTEHOLDERS PARTY HERETO

                             DATED AS OF MAY 9, 2002

                                TABLE OF CONTENTS



                                                                                                               PAGE
                                                                                                               ----

ARTICLE I           CERTAIN DEFINITIONS..........................................................................1

ARTICLE II          THE MERGER..................................................................................10
         2.1        The Merger..................................................................................10
         2.2        Effective Time of the Merger................................................................10
         2.3        Effects of the Merger.......................................................................10
         2.4        Closing.....................................................................................10
         2.5        Certificate of Incorporation................................................................10
         2.6        Bylaws......................................................................................10
         2.7        Directors and Officers......................................................................10

ARTICLE III         CONVERSION OF SECURITIES....................................................................11
         3.1        Consideration for the Merger................................................................11
         3.2        Additional Consideration for Merger.........................................................11
         3.3        Escrow......................................................................................13
         3.4        Net Worth Adjustment........................................................................14
         3.5        Net Worth Payment...........................................................................14
         3.6        Earn-out Adjustment.........................................................................15
         3.7        Earn-out Payments...........................................................................15
         3.8        Effect on Stock Options.....................................................................16
         3.9        Exchange Procedures.........................................................................16
         3.10       No Further Rights in Company................................................................17
         3.11       No Fractional Shares of Buyer Common Stock or Buyer Warrants................................17
         3.12       No Liability................................................................................17
         3.13       Lost Certificates of Notes..................................................................17
         3.14       Withholding Rights..........................................................................18
         3.15       Further Assurances..........................................................................18
         3.16       Stock Transfer Books........................................................................18

ARTICLE IV          REPRESENTATIONS AND WARRANTIES..............................................................18
         4.1        Representations and Warranties of the Company...............................................18
         4.2        Representations and Warranties of Buyer, OpCo, Merger Sub...................................32
         4.3        Representations and Warranties of Noteholders...............................................36

ARTICLE V           COVENANTS RELATING TO CONDUCT OF BUSINESS...................................................38
         5.1        Covenants of the Company....................................................................38
         5.2        Covenants of Buyer..........................................................................40
         5.3        Control of Other Party's Business...........................................................41
         5.4        Cooperation.................................................................................41

ARTICLE VI          ADDITIONAL AGREEMENTS.......................................................................41
         6.1        Further Assurance...........................................................................41
         6.2        Confidentiality.............................................................................41
         6.3        Agreement to Approve Merger.................................................................42
         6.4        Access to Information.......................................................................42
         6.5        Reasonable Best Efforts.....................................................................42


                                       i

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

         6.6        Acquisition Proposals.......................................................................43
         6.7        Fees and Expenses...........................................................................44
         6.8        General Restrictions on Transfer............................................................44
         6.9        Public Announcements........................................................................45
         6.10       Notification of Certain Matters.............................................................45
         6.11       Company Options.............................................................................45
         6.12       Company Audited 2001 Financial Statements...................................................45
         6.13       Non-Solicitation............................................................................45
         6.14       Additional Payments.........................................................................46
         6.15       Registration Rights.........................................................................46
         6.16       Tax Matters and Indemnity...................................................................49
         6.17       Surviving Corporation.......................................................................52
         6.18       Director and Officer Indemnification........................................................52

ARTICLE VII         CONDITIONS PRECEDENT........................................................................52
         7.1        Conditions to Each Party's Obligation to Effect the Merger..................................52
         7.2        Additional Conditions to Obligations of Buyer...............................................52
         7.3        Additional Conditions to Obligations of the Company.........................................54
         7.4        Additional Conditions to Obligations of the Noteholders.....................................54

ARTICLE VIII        TERMINATION AND AMENDMENT...................................................................55
         8.1        Termination.................................................................................55
         8.2        Effect of Termination.......................................................................55
         8.3        Amendment...................................................................................56
         8.4        Extension; Waiver...........................................................................56

ARTICLE IX          INDEMNIFICATION.............................................................................56
         9.1        Survival of Representations and Warranties..................................................56
         9.2        Indemnification by Buyer....................................................................56
         9.3        Indemnification by the Noteholders..........................................................57
         9.4        Noteholder Representative; Approval of Noteholders..........................................60

ARTICLE X           GENERAL PROVISIONS..........................................................................60
         10.1       Notices.....................................................................................60
         10.2       Interpretation..............................................................................61
         10.3       Counterparts................................................................................61
         10.4       Entire Agreement; No Third Party Beneficiaries..............................................62
         10.5       Governing Law...............................................................................62
         10.6       Severability................................................................................62
         10.7       Assignment..................................................................................62
         10.8       Enforcement.................................................................................62
         10.9       Submission to Jurisdiction; Waivers.........................................................62

EXHIBITS
         Exhibit A         Company Projections
         Exhibit B         Consenting Shareholders
         Exhibit C         Escrow Agreement
         Exhibit D         Form of Buyer Warrants
         Exhibit E         Earn-out Calculation

COMPANY DISCLOSURE SCHEDULE
The exhibits and disclosure schedule have been ommitted pursuant to Item 601(2) of S-K.

         AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of May 9, 2002, by and among PLATO LEARNING, INC., a Delaware corporation ("BUYER"), PLATO, INC., a Delaware corporation and wholly-owned subsidiary of Buyer ("OPCO"), NSC ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of OpCo ("MERGER Sub"), NETSCHOOLS CORPORATION, a California corporation (the "COMPANY"), and each person identified on the signature pages hereto as Noteholders (the "NOTEHOLDERS"). Buyer, OpCo, Merger Sub, the Company and the Noteholders are referred to collectively herein as the "PARTIES".

                                    RECITALS

         WHEREAS, the respective Boards of Directors of Buyer, OpCo, Merger Sub and the Company have each determined that it is in the best interest of their respective stockholders to effect a merger of the Company with and into the Merger Sub with the Merger Sub surviving and continuing as a wholly-owned subsidiary of OpCo (the "MERGER");

         WHEREAS, among other things, all of the issued and outstanding common stock of the Company, no par value per share ("COMPANY COMMON STOCK"), and all of the issued and outstanding Company Preferred Stock (as defined herein) of the Company, shall be converted into the right to receive cash at the Closing Date and subject to the terms and conditions set forth herein;

         WHEREAS, Buyer will exchange all of the outstanding New Demand Note Debt (as defined herein) for cash subject to the terms and conditions set forth herein;

         WHEREAS, Buyer will exchange all of the outstanding Demand Note Debt (as defined herein) for cash and shares of common stock, par value $0.01 per share, of Buyer ("BUYER COMMON STOCK"), subject to the terms and conditions set forth herein;

         WHEREAS, Buyer will exchange all of the outstanding Series 2 Sub Debt (as defined herein), for shares of Buyer Common Stock, warrants to purchase Buyer Common Stock ("BUYER WARRANTS"), in the form of Exhibit D attached hereto, and the right to receive a designated percentage of any Earn-out Amount (as defined herein) subject to the terms and conditions set forth herein;

         WHEREAS, Buyer will exchange all of the outstanding Series 1 Sub Debt (as defined herein) for the right to receive a designated percentage of any Earn-out Amount, subject to the terms and conditions set forth herein;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall not qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder; and

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the Parties hereby agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the respective meanings set forth below:

         "ACQUISITION PROPOSAL" shall have the meaning set forth in Section 6.6(a)(i).

         "ADVERSE CONSEQUENCES" means all allegations, charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, orders, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, Taxes, interest, Liens, losses, expenses and fees, including all accounting, consultant and reasonable attorneys' fees and court costs, costs of expert witnesses and other expenses of litigation, in each case (A) after taking into account the actual net tax effect, if any and (B) net of any insurance proceeds received.

         "AFFILIATE" shall have the meaning ascribed to such term under Rule 144 of the Securities Act.

         "AGREEMENT" shall have the meaning set forth in the Preamble.

         "BALANCE SHEET DATE" shall mean March 31, 2002.

         "BENEFIT PLAN" means, with respect to any entity, any employee benefit plan, program, policy, practice, agreement, contract or other arrangement providing benefits to any current or former employee, officer or director of such entity or any beneficiary or dependent thereof that is sponsored or maintained by such entity or to which such entity contributes or is obligated to contribute, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), any employment or severance agreement and any bonus, incentive, executive compensation, deferred compensation, vacation, performance pay, loan or loan guarantee, stock purchase, stock option, performance share, stock appreciation or other equity compensation, severance, change of control, plant closing or fringe benefit plan, program or policy.

         "BUSINESS DAY" means any day on which banks are not required or authorized to close in the City of New York, New York.

         "BUYER" shall have the meaning set forth in the Preamble.

         "BUYER CAPITAL STOCK" shall have the meaning set forth in Section 4.2(b)(i).

         "BUYER COMMON STOCK" shall have the meaning set forth in the Recitals.

         "BUYER DISCLOSURE SCHEDULE" shall have the meaning set forth in Section 4.2.

         "BUYER INDEMNITEES" shall have the meaning set forth in Section 9.3(a).

         "BUYER OPTION PLAN" means the PLATO Learning, Inc. 2000 Stock Incentive Plan.

         "BUYER PREFERRED STOCK" shall have the meaning set forth in Section 4.2(b)(i).

         "BUYER SEC DOCUMENTS" shall have the meaning set forth in Section
4.2(f).

         "BUYER SHARE MARKET VALUE" means the volume-weighted average of the prices of the Buyer Common Stock on the NASDAQ National Market System on each of the 15 trading days ending on (and including) the date immediately prior to the Closing Date. Such volume-weighted average shall equal the quotient (rounded to the nearest $.01) of (i) the sum of the respective products of each sale price for the Buyer Common Stock on such trading days, multiplied by the number of shares of Buyer Common Stock traded at such price on such trading days (as reported by Nasdaq), divided by (ii) the total number of such shares traded on such trading days (as so reported).

         "BUYER STOCK OPTIONS" means options to purchase shares of Buyer Common Stock granted under Buyer Option Plans.

          "BUYER WARRANTS" shall have the meaning set forth in the Recitals; a reference to a number of Buyer Warrants shall be deemed to refer to the number of shares of Buyer Common Stock issuable upon the exercise of such warrants.

         "CCC" means the California Corporation Code.

         "CERTIFICATE OF MERGER" shall have the meaning set forth in Section
2.2.

         "CLAIM AMOUNT" shall have the meaning set forth in Section 9.2(c).

         "CLAIM NOTICE" shall have the meaning set forth in Section 9.2(c).

         "CLOSING" shall have the meaning set forth in Section 2.4.

         "CLOSING DATE" shall have the meaning set forth in Section 2.4.

         "CODE" shall have the meaning set forth in the Recitals.

         "COMPANY" shall have the meaning set forth in the Preamble.

         "COMPANY BENEFIT PLAN" means a Benefit Plan maintained or contributed to by the Company or any ERISA Affiliate of the Company, or to which the Company or any ERISA Affiliate of the Company is required to contribute with respect to which the Company or any ERISA Affiliate may have any liability.

         "COMPANY CAPITAL STOCK" shall have the meaning set forth in Section 4.1(b)(i).

         "COMPANY CERTIFICATE" and "COMPANY CERTIFICATES" shall mean, collectively, the Company Common Certificates and Company Preferred Certificates.

         "COMPANY COMMON STOCK" shall have the meaning set forth in the Recitals.

         "COMPANY COMMON CERTIFICATE" and "COMPANY COMMON CERTIFICATES" shall have the meanings set forth in Section 3.1(b).

         "COMPANY CONTRACT" and "COMPANY CONTRACTS" shall have the meaning set forth in Section 4.1(j).

         "COMPANY DISCLOSURE SCHEDULE" shall have the meaning set forth in
Section 4.1.

         "COMPANY INDEMNIFIED PARTY" shall have the meaning set forth in Section 6.18.

         "COMPANY INTELLECTUAL PROPERTY RIGHTS" shall have the meaning set forth in Section 4.1(m)(xii).

         "COMPANY NOTE" and "COMPANY NOTES" shall mean, collectively, New Demand Notes, Demand Notes, Series 1 Sub Debt Notes and Series 2 Sub Debt Notes.

         "COMPANY OPTION PLANS" shall mean the NetSchools Corporation 1996 Stock Option Plan, as amended.

         "COMPANY-OWNED SOFTWARE" shall have the meaning set forth in Section 4.1(m)(xi).

         "COMPANY PREFERRED CERTIFICATE" and "COMPANY PREFERRED CERTIFICATES" shall have the meanings set forth in Section 3.1(c).

         "COMPANY PREFERRED STOCK" shall have the meaning set forth in Section 4.1(b)(i).

         "COMPANY STOCK OPTION" shall have the meaning set forth in Section 3.8.

         "COMPANY STOCKHOLDER APPROVAL" shall have the meaning set forth in
Section 4.1(c)(i).

          "COMPANY WARRANT" shall have the meaning set forth in Section 3.1(d).

         "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 6.2(a).

         "CONTROLLED GROUP LIABILITY" means any and all liabilities (a) under Title IV of ERISA, other than for payment of premiums to the Pension Benefit Guaranty Corporation, (b) under Section 302 of ERISA, (c) under Sections 412 and 4971 of the Code, (d) for violation of the continuation coverage requirements of
Section 601 et seq. of ERISA and Section 4980B of the Code or the group health requirements of Sections 701 et seq. of the Code and Sections 9801 et seq. of ERISA, and (e) under corresponding or similar provisions of foreign laws or regulations.

         "DEEMED ASSET SALE" shall have the meaning set forth in Section 6.16.

         "DEMAND NOTE" and "DEMAND NOTES" shall have the meaning set forth in
Section 3.2(b).

         "DEMAND NOTE DEBT" shall mean the Company's obligation to pay principal and accrued interest as of the Closing Date in respect of promissory notes in the aggregate adjusted principal amount of $10,000,000 issued pursuant to those certain purchase agreements dated as of March 13, 2002, March 27, 2002 and April 1, 2002, respectively, by and among the Company and the noteholders named therein.

         "DGCL" means the General Corporation Law of the State of Delaware.

         "EARN-OUT ADJUSTMENT REPORT" shall have the meaning set forth in
Section 3.6(b).

          "EARN-OUT-AMOUNT" shall have the meaning set forth in Section 3.7(a).

          "EARN-OUT CALCULATION" shall have the meaning set forth in Section 3.6(a).

         "EARN-OUT SETTLEMENT DATE" shall have the meaning set forth in Section 3.6(d).

         "EFFECTIVE TIME" shall have the meaning set forth in Section 2.2.

         "ENVIRONMENTAL LAW" means applicable statutes, regulations, rules, ordinances, codes, common law, licenses, permits, orders, approvals and authorizations of all Governmental Entities and all applicable judicial and administrative and regulatory decrees, judgments and orders to which, in each case, the Company is subject and all restrictions running with the land that relate to: (A) occupational health and safety; (B) the protection of human health or the environment; (C) the treatment, storage, disposal, handling, release or remediation of Hazardous Materials; or (D) exposure of persons to Hazardous Materials.

         "EOP" shall mean EOP Industrial Portfolio, LLC.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA AFFILIATE" means any entity that, together with the Company, is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code.

         "ESCROW AGENT" shall have the meaning set forth in Section 3.2(f).

         "ESCROW AGREEMENT" shall have the meaning set forth in Section 3.2(f).

         "ESCROW FUND" shall have the meaning set forth in Section 9.3(d).

         "ESCROW NOTEHOLDERS" shall have the meaning set forth in Section
3.2(f).

         "ESCROW SHARES" shall have the meaning set forth in Section 3.2(f).

         "EXCESS SHARES" shall have the meaning set forth in Section 3.11.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "EXPENSES" means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party hereto or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby and thereby.

         "FINANCIAL STATEMENTS" means the audited balance sheet and statements of income, changes in shareholders' equity and cash flows of the Company as of December 31, 1998, 1999 and 2000, and for each of the years ended on such dates; similar unaudited financial statements as of and for the year ended December 31, 2001, and the Interim Financial Statements.

         "FS PRIVATE" means FS Private Investments III LLC.

         "GAAP" means U.S. generally accepted accounting principles.

         "GOVERNMENTAL ENTITY" shall have the meaning set forth in Section
4.1(d).

         "HAZARDOUS MATERIALS" means any substance: (A) the presence of which requires reporting, investigation, removal or remediation under any Environmental Law; (B) that is defined as a "hazardous waste," "hazardous substance," "pollutant" or "contaminant" under any Environmental Law; and (C) that contains gasoline, diesel fuel or other petroleum hydrocarbons, PCBs, asbestos or urea formaldehyde foam insulation.

         "INDEMNIFIED PARTY" shall have the meaning set forth in Section 6.15.

         "INDEMNIFYING PARTY" shall have the meaning set forth in Section 6.15.

         "INDEPENDENT AUDITORS" shall have the meaning set forth in Section 3.4(c).

         "INTERIM FINANCIAL STATEMENTS" means the unaudited balance sheet and statements of income, changes in shareholders' equity and cash flows of the Company as of March 31, 2002.

         "IRS" shall have the meaning set forth in Section 4.1(p)(v).

         "KNOWLEDGE" means, with respect to any entity, the actual knowledge of such entity's executive officers after reasonable inquiry.

         "LIABILITIES" means any obligation or liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due), including any liability for Taxes.

         "LIENS" means any liens, pledges, charges, encumbrances and security interests whatsoever.

         "MANAGEMENT CHANGE OF CONTROL INCENTIVE PLAN" means that certain Management Change of Control Incentive Plan adopted February 12, 2002, as amended.

         "MATERIAL ADVERSE EFFECT" means, with respect to any entity, any change, effect, event or occurrence that is or would reasonably be expected to have a material adverse effect on (a) the financial condition, results of operations, business, properties or operations of such entity and its Subsidiaries taken as a whole or (b) the ability of such entity to timely consummate the transactions contemplated by this Agreement; provided that any change in the price of Buyer Common Stock from the date hereof shall not be deemed by itself, either alone or in combination with other effects, to constitute a Material Adverse Effect; provided, further, that none of the following shall be deemed, singly or in the aggregate, to constitute, or be considered in determining whether a Material Adverse Effect exists: any change, effect, event, occurrence or state of facts resulting from (i) any factors generally affecting the K-12 educational technology industry in the case of the Company, (ii) any factors generally affecting general economic conditions or the securities markets, (iii) acts or omissions of Buyer, OpCo or the Merger Sub, including, without limitation, acts or omissions contemplated by or pursuant to this Agreement in the case of the Company, (iv) acts or omissions of the Company contemplated by or pursuant to this Agreement and (v) the continued incurrence of losses of the Company in the Ordinary Course of Business consistent with projections prepared by the Company and delivered to the Buyer attached hereto as Exhibit A.

         "MERGER" shall have the meaning set forth in the Recitals.

         "MERGER CONSIDERATION" means, as adjusted pursuant to Sections 3.4 and 3.5, the following: (i) $6,000,000 in cash, subject to adjustment pursuant to
Section 3.5(a), (ii) 800,000 shares of Buyer Common Stock, (iii) 200,000 Buyer Warrants, (iv) the right to receive up to $6,000,000, plus accrued interest thereon, payable in cash or Buyer Common Stock, pursuant to Section 3.7 and (iv) any other payments of cash made pursuant to Section 3.11.

         "MERGER SUB" shall have the meaning set forth in the Preamble.

         "NASDAQ" means The Nasdaq National Market.

         "NECESSARY CONSENTS" shall have the meaning set forth in Section
4.1(d).

         "NEW DEMAND NOTE" and "NEW DEMAND NOTES" shall have the meaning set forth in Section 3.2(a).

         "NEW DEMAND NOTE DEBT" shall mean the Company's obligation to pay principal and accrued interest as of the Closing Date in respect of promissory notes in the aggregate principal amount of $350,000 issued pursuant to that certain purchase agreement dated as of April 26, 2002, by and among the Company and the noteholders named therein.

         "NET WORTH ADJUSTMENT REPORT" shall have the meaning set forth in
Section 3.4(b).

         "NET WORTH CALCULATION" shall have the meaning set forth in Section 3.4(a).

         "NET WORTH SETTLEMENT DATE" shall have the meaning set forth in Section 3.4(d).

         "NON-SUBSIDIARY AFFILIATE" shall have the meaning set forth in Section 4.1(b)(iii).

         "NOTEHOLDER INDEMNITEES" shall have the meaning set forth in Section 9.2(a).

         "NOTEHOLDER REPRESENTATIVE" shall have the meaning set forth in Section 9.4(a).

         "NOTEHOLDERS" shall have the meaning set forth in the Preamble.

         "OPCO" shall have the meaning set forth in the Preamble.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business of the Company in accordance with past custom and practice.

         "PARTIES" shall have the meaning set forth in the Preamble.

         "PERIOD" shall have the meaning set forth in Section 3.6(a).

         "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

         "REGULATORY LAW" means all federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (a) mergers, acquisitions or other business combinations, (b) foreign investment or (c) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

         "REQUIRED APPROVALS" shall have the meaning set forth in Section
6.5(i).

         "S-3 REGISTRATION STATEMENT" shall have the meaning set forth in
Section 6.15.

         "SEC" means the U.S. Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SERIES 1 EARN-OUT PERCENTAGE" shall mean the percentage (rounded to the nearest 4 decimal points) determined by the difference between (A) 100.0000% and (B) the Series 2 Earn-out Percentage.

          "SERIES 1 PREFERRED" shall have the meaning set forth in Section 4.1(b)(i).

         "SERIES 1 SUB DEBT" shall mean the Company's obligation to pay principal and accrued interest as of the Closing Date in respect of promissory notes in the aggregate principal amount of $4,695,312 issued pursuant to that certain purchase agreement dated as of October 26, 2001, as amended, by and among the Company and the noteholders named therein.

         "SERIES 1 SUB DEBT NOTE" and "SERIES 1 SUB DEBT NOTES" shall have the meaning set forth in Section 3.2(d).

         "SERIES 2 EARN-OUT PERCENTAGE" shall mean the percentage (rounded to the nearest 4 decimal points) determined by dividing (i) the Earn-out Factor by
(ii) $6,000,000. For purposes of this definition, "Earn-out Factor" shall mean an amount equal to the difference (but in no case equal to or less than zero nor greater than $6,000,000) between (A) the aggregate Series 2 Sub Debt outstanding at the Effective Time minus (B) the sum of (i) the sum of (x) the product of (a) the number of fully paid and nonassessable shares of Buyer Common Stock issued to Series 2 Sub Debt holders pursuant to Section 3.2(c)(1) and (b) the Buyer Share Market Value and (y) the cash paid in lieu of fractional amounts pursuant to Section 3.2(c)(1) and (ii) $1,000,000.

         "SERIES 2 PREFERRED" shall have the meaning set forth in Section 4.1(b)(i).

         "SERIES 2 SUB DEBT" shall mean the Company's obligation to pay principal and accrued interest as of the Closing Date in respect of promissory notes in the aggregate adjusted principal amount of $10,000,000 issued pursuant to that certain purchase agreement dated as of January 31, 2002, as amended, by and among the Company and the noteholders named therein.

         "SERIES 2 SUB DEBT NOTE" and "SERIES 2 SUB DEBT NOTES" shall have the meaning set forth in Section 3.2(c).

         "SERIES A PREFERRED" shall have the meaning set forth in Section 4.1(b)(i).

         "SERIES B PREFERRED" shall have the meaning set forth in Section 4.1(b)(i).

         "SERIES C PREFERRED" shall have the meaning set forth in Section 4.1(b)(i).

         "SERIES D PREFERRED" shall have the meaning set forth in Section 4.1(b)(i).

         "SERIES E PREFERRED" shall have the meaning set forth in Section 4.1(b)(i).

         "SERIES E-1 PREFERRED" shall have the meaning set forth in Section 4.1(b)(i).

         "SERIES E-2 PREFERRED" shall have the meaning set forth in Section 4.1(b)(i).

         "SHAREHOLDER" shall mean any holder of Company Capital Stock.

         "SOFTWARE" means all computer software programs and subsequent versions and releases thereof and updates, upgrades, customizations, bug fixes, and other modifications thereto, including but not limited to, source code, firmware, development tools, object code, object portions of object oriented programs, source code, comments, screens, user interfaces, report formats, templates, menus, buttons and icons, and all files, recording data, materials manuals, design notes and other items and documentation related thereto or associated therewith and all forms of media on which any of the foregoing are recorded.

         "SUBSIDIARY" shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X of the SEC.

         "SUPERIOR PROPOSAL" shall have the meaning set forth in Section 6.6(b).

         "SURVIVING CORPORATION" shall have the meaning set forth in Section
2.1.

         "TAX RETURN" means any return, document, report, form or similar statement (including any attached schedules) required to be filed with respect to any Tax or Tax election, including any information return, claim for refund, amended return or declaration of estimated Tax.

         "TAXES" means all taxes, charges, fees, duties, imports or other governmental charges, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, goods and services, service, service use, ad valorem, transfer, franchise, profits, license, lease, withholding, social security, payroll, employment, excise, estimated, severance, alternative, minimum, add-on, environmental, stamp, recording, occupation, real and personal property, gift, windfall profits or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate, consolidated, unitary, combined or other basis (including contractual indemnity), together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereon or with respect thereto imposed by any taxing authority (domestic or foreign), regardless of whether disputed.

         "TESTING BALANCE SHEET" shall have meaning set forth in Section 3.4(a).

         "TESTING DATE" shall mean May 8, 2002.

         "THINKEQUITY" shall have the meaning set forth in Section 4.1(x).

         "TOTAL ADJUSTED LIABILITIES" shall mean total liabilities of the Company as set forth on the Testing Balance Sheet, less all principal and accrued interest owing pursuant to the TransAmerica Debt as of the Testing Date and less all principal and accrued interest owing in respect of the New Demand Note Debt, Demand Note Debt, Series 2 Sub Debt and Series 1 Sub Debt; provided, however, Total Adjusted Liabilities shall not include the following payments to be made by Buyer in accordance with Section 6.14 of this Agreement: (i) payment of $750,000 to ThinkEquity, (ii) payments of $900,000 in the aggregate to key employees of the Company pursuant to the Management Change of Control and Incentive Plan, (iii) severance payment of $225,000 due to Scott Redd pursuant to his employment agreement with the Company dated as of November 1, 2000, (iv) payment of $250,000 to Stroock & Stroock & Lavan LLP for costs and expenses incurred by the Company in connection with the negotiation and documentation of the Merger and related matters and (v) payment of $750,000 to EOP in respect of the termination of the Company's lease for the Mountain View, California premises pursuant to the lease termination agreement between EOP and the Company.

         "TOTAL ASSETS" shall mean the total assets of the Company as set forth on the Testing Balance Sheet.

         "TRANSAMERICA DEBT" shall mean the Company's obligation to pay principal, accrued interest and any other amounts owing to TransAmerica Business Credit Corporation as of the Closing Date pursuant to that certain Loan and Security Agreement dated as of August 10, 1999, as amended, between the Company and TransAmerica Business Credit Corporation.

         "VOTING DEBT" means any bonds, debentures, notes or other indebtedness having the right to vote on any matters on which holders of capital stock of the same issuer may vote.

                                   ARTICLE II

                                   THE MERGER

         2.1 The Merger. Upon the terms and subject to the conditions hereof, in accordance with the DGCL and the CCC, at the Effective Time, the Company shall be merged with and into Merger Sub, with Merger Sub as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), which shall continue its corporate existence under the laws of the State of Delaware, and the separate existence of the Company shall thereupon cease. As a result of the Merger, Merger Sub will continue as a wholly-owned subsidiary of OpCo. The name of the Surviving Corporation shall be the name of the Company.

         2.2 Effective Time of the Merger. Subject to the provisions of this Agreement, the Parties shall cause the Merger to be consummated on the close of business on the Closing Date by filing (i) the certificate of merger of Merger Sub and the Company with the Secretary of State of the State of Delaware (the "CERTIFICATE OF MERGER") in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, and (ii) the Certificate of Merger with the Secretary of State of the State of California, executed in accordance with the relevant provisions of the CCC, each as soon as practicable on or before the Closing Date. The Merger shall become effective at the close of business on the Closing Date or, if later, such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware and the Secretary of State of the State of California, as the case may be, or at such subsequent date or time as the Parties shall agree and specify in the Certificate of Merger (the date and time the Merger becomes effective being hereinafter referred to as the "EFFECTIVE TIME").

         2.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL and CCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company, respectively, shall become the debts, liabilities and duties of the Surviving Corporation.

         2.4 Closing. Upon the terms and subject to the conditions set forth in
Article VII and the termination rights set forth in Article VIII, the closing (the "CLOSING") will take place at the offices of Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601, at 10:00 A.M. on the second Business Day following the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in Article VII, unless this Agreement has been theretofore terminated pursuant to its terms or unless another place, time or date is agreed to by the parties hereto (the date of the Closing, the "CLOSING DATE").

         2.5 Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Merger Sub shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the DGCL.

         2.6 Bylaws. At the Effective Time, the bylaws of the Merger Sub shall be the bylaws of the Surviving Corporation.

         2.7 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until their respective successors are duly elected and qualified.

                                  ARTICLE III

                            CONVERSION OF SECURITIES

         3.1 Consideration for the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of the Merger Sub, Buyer, OpCo, Company or any Shareholder:

                  (a) Treasury Stock. All shares of Company Capital Stock that are held by the Company as treasury stock or that are owned by the Company, Buyer or any of the Buyer's wholly-owned Subsidiaries (other than those held in a fiduciary capacity for the benefit of third parties) immediately prior to the Effective Time shall cease to be outstanding and shall be cancelled and retired and shall cease to exist.

                  (b) Company Common Stock. Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into, and become a right to receive, at the Effective Time, upon surrender of the certificate representing such share, $0.0001 cash per share. At the Effective Time, all such shares of Company Common Stock (a "COMPANY COMMON CERTIFICATE", and collectively, the "COMPANY COMMON CERTIFICATES") shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the applicable portion of the Merger Consideration to be issued in consideration therefor.

                  (c) Company Preferred Stock. Each share of Company Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into, and become a right to receive, at the Effective Time, upon surrender of the certificate representing such share, $0.0001 cash per share. At the Effective Time, all such shares of Company Preferred Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Preferred Stock (a "COMPANY PREFERRED CERTIFICATE" and collectively, the "COMPANY PREFERRED CERTIFICATES") shall thereafter cease to have any rights with respect to such shares of Company Preferred Stock, except the right to receive the applicable portion of the Merger Consideration to be issued in consideration therefor.

                  (d) Outstanding Warrants. Each issued and outstanding warrant to purchase shares of Company Capital Stock (each, a "COMPANY WARRANT") that remains outstanding immediately prior to the Effective Time shall cease to represent a right to acquire such Company Capital Stock and shall be converted automatically as of the Effective Time into the right to receive upon exercise of such Company Warrant, during the period specified in such Company Warrant (taking into account any changes thereto), the applicable portion of the Merger Consideration that such holder would have been otherwise entitled to receive if such Company Warrant had been exercised immediately prior to the Effective Time.

         3.2 Additional Consideration for Merger. At the Effective Time, without any further action on the part of the Merger Sub, Buyer, OpCo, Company or any Noteholder, the applicable portion of the Merger Consideration shall be paid to the Noteholders on a pro rata basis as set forth below:

                  (a) New Demand Note Debt. In exchange for the outstanding New Demand Note Debt, the holders of New Demand Note Debt shall receive in the aggregate an amount of cash equal to the aggregate New Demand Note Debt outstanding as of the Effective Time. Each holder of New Demand Note Debt shall receive its pro rata portion of the consideration set forth in the immediately preceding sentence. For purposes of this paragraph, "pro rata portion" shall be a fraction having as its numerator the amount of New Demand Note Debt held by such holder as of the Effective Time and having as its denominator the aggregate amount of New Demand Note Debt outstanding as of the Effective Time. All New Demand Note Debt shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of instruments or notes that immediately prior to the Closing Date represented any New Demand Note Debt (a "NEW DEMAND NOTE" and collectively, the "NEW DEMAND NOTES") shall thereafter cease to have any rights with respect to such New Demand Note Debt, except the right to receive the applicable pro rata portion of the Merger Consideration to be issued in consideration therefor and any other distributions to which holders of New Demand Note Debt become entitled, all in accordance with this Article III upon the surrender of such New Demand Notes.

                  (b) Demand Note Debt. In exchange for the outstanding Demand Note Debt, the holders of Demand Note Debt shall receive in the aggregate: (1) cash in an amount equal to the difference between (i) $6,000,000 and (ii) the sum of (A) the cash payable under Section 3.1 of this Agreement and (B) the cash payable to the holders of New Demand Note Debt pursuant to Section 3.2(a) of this Agreement, and (2) a number of fully paid and nonassessable shares of Buyer Common Stock (and cash in lieu of fractional amounts) equal to the lesser of (i) 800,000 and (ii) the quotient obtained by dividing (A) the difference between
(x) the aggregate Demand Note Debt outstanding at the Effective Time minus (y) the amount of cash payable to the holders of Demand Note Debt pursuant to
Section 3.2(b)(1) by (B) the Buyer Share Market Value. Each holder of Demand Note Debt shall receive its pro rata portion of the consideration set forth in the immediately preceding sentence. For purposes of this paragraph, "pro rata portion" shall be a fraction having as its numerator the amount of Demand Note Debt held by such holder as of the Effective Time and having as its denominator the aggregate amount of Demand Note Debt outstanding at the Effective Time. All of such shares of Buyer Common Stock shall be duly authorized and validly issued and free of preemptive rights, with no personal liability attaching to the ownership thereof subject to the indemnification obligations of the holders of any such shares as provided herein. All Demand Note Debt shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of instruments or notes that immediately prior to the Closing Date represented any Demand Note Debt (a "DEMAND NOTE" and collectively, the "DEMAND NOTES") shall thereafter cease to have any rights with respect to such Demand Note Debt, except the right to receive the applicable pro rata portion of the Merger Consideration to be issued in consideration therefor (including any cash paid in lieu of fractional shares) and any other distributions to which holders of Demand Note Debt become entitled, all in accordance with this Article III upon the surrender of such Demand Notes.

                  (c) Series 2 Sub Debt. In exchange for the outstanding Series 2 Sub Debt, the holders of Series 2 Sub Debt shall receive in the aggregate: (1) a number of fully paid and nonassessable shares of Buyer Common Stock (and cash in lieu of fractional amounts) equal to the difference between (i) 800,000 and
(ii) the number of shares of Buyer Common Stock issuable to the holders of Demand Note Debt pursuant to Section 3.2(b)(2), (2) 200,000 Buyer Warrants and
(3) the right to receive the Series 2 Earn-out Percentage of the Earn-out Amount. Each holder of Series 2 Sub Debt shall receive its pro rata portion of the consideration set forth in the immediately preceding sentence. For purposes of this paragraph, "pro rata portion" shall be a fraction having as its numerator the amount of Series 2 Sub Debt held by such holder at the Effective Time and having as its denominator the aggregate amount of Series 2 Sub Debt outstanding at the Effective Time. All of such shares of Buyer Common Stock shall be duly authorized and validly issued and free of preemptive rights, with no personal liability attaching to the ownership thereof subject to the indemnification obligations of the holders of any such shares as provided herein. All such shares of Buyer Common Stock reserved for issuance pursuant to such Buyer Warrants shall be duly authorized and reserved. All Series 2 Sub Debt shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of instruments or notes that immediately prior to the Closing Date represented any Series 2 Sub Debt (a "SERIES 2 SUB DEBT NOTE" and collectively, the "SERIES 2 SUB DEBT NOTES") shall thereafter cease to have any rights with respect to such Series 2 Sub Debt, except the right to receive the applicable pro rata portion of the Merger Consideration to be issued in consideration therefor (including any cash paid in lieu of fractional shares) and any other distributions to which holders of Series 2 Sub Debt become entitled, all in accordance with this Article III upon the surrender of such Series 2 Sub Debt Notes.

                  (d) Series 1 Sub Debt. In exchange for the outstanding Series 1 Sub Debt, the holders of the Series 1 Sub Debt shall receive in the aggregate the right to receive the Series 1 Earn-out Percentage of the Earn-out Amount. Each holder of Series 1 Sub Debt shall receive its pro rata portion of the consideration set forth in the immediately preceding sentence. For purposes of this paragraph, "pro rata portion" shall be a fraction having as its numerator the amount of Series 1 Sub Debt held by such holder at the Effective Time and having as its denominator the aggregate amount of Series 1 Sub Debt outstanding at the Effective Time. All such Series 1 Sub Debt shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of instruments or notes that immediately prior to the Closing Date represented any Series 1 Sub Debt (a "SERIES 1 SUB DEBT NOTE" and collectively, the "SERIES 1 SUB DEBT NOTES") shall thereafter cease to have any rights with respect to such Series 1 Sub Debt, except the right to receive the applicable pro rata portion of the Merger Consideration to be issued in consideration therefor (including any cash paid in lieu of fractional shares) and any other distributions to which holders of Series 1 Sub Debt become entitled, all in accordance with this
Article III upon the surrender of such Series 1 Sub Debt Notes.

                  (e) If, between the date of this Agreement and the Closing Date, there is a reclassification, recapitalization, redemption, cancellation, repayment, stock split, split-up, stock dividend, combination or exchange of shares with respect to, or rights issued in respect of, New Demand Note Debt, Demand Note Debt, Series 2 Sub Debt, Series 1 Sub Debt or Buyer Common Stock, the consideration payable to the holders of New Demand Note Debt, Demand Note Debt, Series 2 Sub Debt, Series 1 Sub Debt shall be equitably adjusted accordingly to provide to such holders as the case may be, the same economic effect as contemplated by this Agreement prior to such event.

                  (f) 400,000 shares of the Buyer Common Stock that Noteholders of Demand Note Debt and Series 2 Sub Debt ("Escrow Noteholders") shall be entitled to receive as of the Effective Time pursuant to this Section 3.2 (the "ESCROW SHARES") shall be deposited in escrow pursuant to Section 3.3 and shall be held and disposed of in accordance with the terms and conditions of the Escrow Agreement (the "ESCROW AGREEMENT"), to be entered into at the Effective Time, by and among Buyer, the Noteholder Representative, as defined below in
Article IX on its own behalf and on behalf of the Noteholders of Demand Note Debt and Series 2 Sub Debt, and The Bank of New York or another institution designated by Buyer and the Company as the Escrow Agent (the "ESCROW AGENT"), a form of which is attached hereto as Exhibit C; the Noteholders of Demand Note Debt and Series 2 Sub Debt shall be entitled to receive immediately as of the Effective Time the remaining shares of Buyer Common Stock they are entitled to receive pursuant to this Section 3.2.

         3.3 Escrow. At the Effective Time, Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares for the purpose of securing and satisfying the indemnification obligations of the Noteholders set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of this Agreement and the Escrow Agreement. Execution of this Agreement by the Noteholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Noteholder Representative.

         3.4 Net Worth Adjustment.

                  (a) Within forty-five (45) days after the Closing Date, Buyer will deliver a certificate from its chief financial officer to the Noteholder Representative setting forth (i) a balance sheet of the Company as of the Testing Date (the "TESTING BALANCE SHEET"), and (ii) a calculation setting forth the result of (A) Total Assets minus (B) Total Adjusted Liabilities plus (C) $3,000,000 (the "NET WORTH CALCULATION"). Such certificate shall be reasonably detailed and shall be prepared on a basis consistent with the Financial Statements; provided, however, that the Net Worth Calculation shall be adjusted to reflect a ratable sharing in equal portions by Buyer and the Escrow Noteholders (other than the holders of New Demand Note Debt), of the amount of accrued payroll liability accruing from May 1, 2002, through the date of this Agreement. Such accrued payroll liability shall be calculated in a manner consistent with the Financial Statements.

                  (b) Within thirty (30) days after the certificate is delivered to the Noteholder Representative pursuant to Section 3.4(a), the Noteholder Representative shall deliver to Buyer either (i) a written acknowledgment accepting the Testing Balance Sheet and the Net Worth Calculation or (ii) a written report setting forth in reasonable detail any proposed adjustments to the Testing Balance Sheet and the Net Worth Calculation (the "NET WORTH ADJUSTMENT REPORT"). If the Noteholder Representative fails to respond to Buyer within such 30-day period, the Noteholders shall be deemed to have accepted and agreed to the Testing Balance Sheet and the Net Worth Calculation as delivered pursuant to Section 3.4(a). Buyer shall provide the Noteholder Representative with reasonable access to the books and records of the Company in order to verify the accuracy of the Net Worth Calculation.

                  (c) In the event that the Noteholder Representative and Buyer fail to agree on any of the Noteholder Representative's proposed adjustments set forth in the Net Worth Adjustment Report within thirty (30) days after Buyer receives the Net Worth Adjustment Report, the Noteholders and Buyer agree that a mutually acceptable independent accounting firm of nationally recognized standing (the "INDEPENDENT AUDITORS") within the 30-day period immediately following such 30-day period, shall make the final determination of the Net Worth Calculation. Buyer and the Noteholder Representative shall each provide the Independent Auditors with their respective determinations of the Net Worth Calculation. The decision of the Independent Auditors shall be final and binding on the Noteholders and Buyer and the fees, costs and expenses of the Independent Auditors shall be borne by Buyer if the Net Worth Calculation is increased by at least 10%; otherwise, such fees, costs and expenses shall be borne by the Noteholders in accordance with Section 9.3.

                  (d) The term "TESTING BALANCE SHEET" as that term has been hereinbefore, and will be hereinafter, used shall mean the Testing Balance Sheet delivered pursuant to Section 3.4(a) as adjusted, if at all, pursuant to Sections 3.4(b) and (c). The date on which the Testing Balance Sheet and the Net Worth Calculation are finally determined pursuant to this Section 3.4 shall hereinafter be referred to as the "NET WORTH SETTLEMENT DATE".

                  (e) To the extent that items in the Testing Balance Sheet represent adjustments to items in the Financial Statements and such adjustments have been satisfied from the Escrow Fund, such adjustments may not also be the basis of a claim for Adverse Consequences under Article IX.

         3.5 Net Worth Payment.

                  (a) In the event that the final Net Worth Calculation is less than ($150,000) or greater than $150,000, no later than fifteen (15) days after the Net Worth Settlement Date, (i) Buyer shall pay to the Noteholder Representative for the pro rata benefit of the Noteholders (other than the Noteholders of the New Demand Note Debt) an amount equal to the Net Worth Calculation, if positive, and (ii) the Noteholder Representative on behalf of the Noteholders shall pay to Buyer an amount equal to the absolute value of the Net Worth Calculation, if negative.

                  (b) Any payment required to be paid by the Buyer pursuant to
Section 3.5(a) shall be made to the Noteholder Representative for the pro rata benefit of the Noteholders (other than the Noteholders of the New Demand Note
Debt) by certified or cashier's check, or by the transfer of immediately available federal funds for credit at a bank account designated in writing by the Noteholder Representative.

                  (c) Any payment required to be paid by the Noteholders pursuant to Section 3.5(a) shall be made from the Escrow Fund in accordance with procedures set forth in Section 9.3 and the Escrow Agreement.

         3.6 Earn-out Adjustment. (a) Within forty-five (45) days after the end of (i) the period commencing on the date immediately following the Closing Date and ending October 31, 2003, and (ii) the twelve-month period commencing November 1, 2003 and ending October 31, 2004 (each, a "PERIOD"), Buyer shall prepare and deliver to the Noteholder Representative an "earn-out" calculation in accordance with Exhibit E for such prior Period (the "EARN-OUT CALCULATION"). The Earn-out Calculation shall be prepared in accordance with GAAP and pursuant to the principles and terms described on Exhibit E hereto.

                  (b) Within thirty (30) days after the Earn-out Calculation is delivered to the Noteholder Representative pursuant to Section 3.6(a) for each respective Period, the Noteholder Representative shall deliver to Buyer either
(i) a written acknowledgment accepting the Earn-out Calculation for such Period or (ii) a written report setting forth in reasonable detail any proposed adjustments to the Earn-out Calculation for such Period (the "EARN-OUT ADJUSTMENT REPORT"). If the Noteholder Representative fails to respond to Buyer within such 30-day period for each respective Period, the Noteholders shall be deemed to have accepted and agreed to the Earn-out Calculation as delivered pursuant to Section 3.6(a) for such Period. Buyer shall provide the Noteholder Representative with reasonable access to the books and records of the Company in order to verify the accuracy of any Earn-out Calculation.

                  (c) In the event that the Noteholder Representative and Buyer fail to agree on any of the Noteholder Representative's proposed adjustments set forth in the Earn-out Adjustment Report for each respective Period within thirty
(30) days after Buyer receives the Earn-out Adjustment Report, the Noteholders and Buyer agree that Independent Auditors within the 30-day period immediately following such 30-day period for such Period, shall make the final determination of the Earn-out Calculation. Buyer and the Noteholder Representative shall each provide the Independent Auditors with their respective determinations of the Earn-out Calculation. The decision of the Independent Auditors shall be final and binding on the Noteholders and Buyer and the fees, costs and expenses of the Independent Auditors shall be borne by Buyer if the Earn-out Calculation is increased by at least 10%; otherwise, such fees, costs and expenses shall be borne by the Noteholders in accordance with Section 9.3.

                  (d) The date on which the Earn-out Calculation is finally determined for each respective Period pursuant to this Section 3.6 shall hereinafter be referred to as the "EARN-OUT SETTLEMENT DATE" for such Period.

         3.7 Earn-out Payments. (a) No later than fifteen (15) days after the Earn-out Settlement Date for each respective Period, Buyer shall pay to the holders of the Series 2 Sub Debt and the holders of the Series 1 Sub Debt in accordance with Section 3.2(c) and (d), respectively, in the aggregate, an amount (the "EARN-OUT AMOUNT") specified in the Earn-out Calculation, if any, pursuant to the terms of Section

3.6(b), together with interest thereon at the rate of 8% per annum which shall accrue from the end of such applicable Period until the date paid to the holders of Series 2 Sub Debt and Series 1 Sub Debt pursuant to the terms hereof; provided, however, notwithstanding the actual Earn-out Calculation, the aggregate amounts payable in each such Period shall not in any event exceed $3,000,000 (exclusive of interest).

                  (b) The Earn-out Amount for each respective Period shall be paid by the Buyer to holders of Series 2 Sub Debt and holders of Series 1 Sub Debt in accordance with Section 3.2(c) and (d), respectively, in cash or in Buyer Common Stock, in the sole discretion of the Buyer. All shares of Buyer Common Stock issued pursuant to this Section 3.7(a) shall be registered for resale under the Securities Act and any applicable state securities laws and shall be eligible for immediate public sale. Such shares shall not be subject to
Section 6.8 of this Agreement or any other restrictions on transfer. To the extent that the Buyer pays such amount in Buyer Common Stock, such shares shall be valued at the volume-weighted average of the prices of the Buyer Common Stock on the Nasdaq on each of the 15 trading days ending on (and including) the date immediately prior to the Earn-out Settlement Date.

                  (c) Each of the Buyer, Merger Sub, and each Noteholder agrees to treat the Earn-out Payments as debt instruments for income Tax purposes governed by Treasury Regulation section 1.1275-4(c).

         3.8 Effect on Stock Options. At or prior to the Effective Time, each option or other right to purchase shares of any Company Capital Stock (a "COMPANY STOCK OPTION") granted under any Company Option Plan which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Company Capital Stock and shall be cancelled pursuant to the terms hereof. Neither the Merger Sub nor the Surviving Corporation shall assume the Company Option Plans or the Company Stock Options, and no options shall be substituted therefor.

         3.9 Exchange Procedures. (a) After the Effective Time, each holder of a Company Certificate immediately prior to the Merger may surrender the same for cancellation to Buyer, and each such holder shall be entitled to receive in exchange therefor the applicable portion of the Merger Consideration pursuant to the terms hereof. Until so surrendered, each such Company Certificate shall be deemed for all purposes to represent only the right to receive the applicable portion of the Merger Consideration and other rights hereunder.

                  (b) After the Effective Time, each holder of a Company Note shall surrender the same for cancellation to Buyer, and shall receive in exchange therefor the applicable portion of the Merger Consideration pursuant to the terms hereof. After the Closing, until so surrendered, each such Company Note shall be deemed for all purposes to represent only the right to receive the applicable portion of the Merger Consideration and other rights hereunder.

                  (c) The registered owner on the books and records of Buyer of any such Company Note exchangeable for the applicable portion of the Merger Consideration shall, until such Company Note shall have been surrendered pursuant to this Section 3.9, have and be entitled to exercise any applicable voting rights with respect to the Buyer Capital Stock represented by such certificate as provided above, if applicable.

                  (d) At the Effective Time, the Buyer shall make available for exchange in accordance with this Section 3.9(d), (i) cash in an amount sufficient for payments under Sections 3.1, 3.2 and 3.11, which shall total, in the aggregate, not more than $6,000,000, (ii) certificates representing the aggregate number of Buyer Warrants issuable pursuant to Section 3.2, and (iii) certificates representing the aggregate number of shares of Buyer Common Stock issuable pursuant to Section 3.2. All cash amounts payable by the Buyer pursuant to this Section 3.9(d) shall be paid, in the Buyer's sole discretion, by certified or cashier's check, or by wire transfer of immediately available federal funds for credit to a bank account designated in writing at least two days prior to Closing by each respective Shareholder or Noteholder.

         3.10 No Further Rights in Company. All cash paid upon conversion of shares of Company Capital Stock in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all obligations pertaining to the shares of Company Capital Stock. All cash paid to holders of New Demand Note Debt in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all obligations of the Company to such holders of New Demand Note Debt. All shares of Buyer Common Stock and Buyer Warrants issued and cash paid to the respective Noteholders of Series 1 Sub Debt, Series 2 Sub Debt and Demand Note Debt in accordance with the terms of this Article III (including any cash paid pursuant to Section 3.11 and any amounts paid pursuant to Section 3.7) shall be deemed to have been issued or paid in full satisfaction of all obligations of the Company to such Noteholders pursuant to the Series 1 Sub Debt, Series 2 Sub Debt and Demand Note Debt.

         3.11 No Fractional Shares of Buyer Common Stock or Buyer Warrants. (a) No certificates or scrip or shares of Buyer Common Stock representing fractional shares of Buyer Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Company Notes, and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Buyer or a holder of shares of Buyer Common Stock. In lieu of any such fractional share, each holder of Series 1 Sub Debt, Series 2 Sub Debt and Demand Note Debt that would otherwise have been entitled to a fraction of a share of Buyer Common Stock upon surrender of Company Notes (determined after taking into account all Company Notes delivered by such holder) or pursuant to
Section 3.7, shall be paid, upon such surrender, cash (without interest) in an amount equal to such holder's proportionate interest in the value of the Excess Shares pursuant to the terms hereof. The Buyer shall determine the excess of (i) the number of full shares of Buyer Common Stock issuable pursuant to, this Agreement (otherwise than upon exercise of the Buyer Warrants) over (ii) the aggregate number of full shares of Buyer Common Stock to be distributed to holders of Series 1 Sub Debt, Series 2 Sub Debt and Demand Note Debt (such excess, the "EXCESS SHARES"), and the Buyer shall calculate the value of the Excess Shares based upon the Buyer Share Market Value. The Company shall pay such amounts to such former holders of Series 1 Sub Debt, Series 2 Sub Debt and Demand Note Debt at the Closing.

                  (b) No Buyer Warrant representing the right to purchase fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Company Notes. The number of Buyer Warrants to be issued to each holder of Series 1 Sub Debt shall be rounded to the nearest whole number.

         3.12 No Liability. None of Buyer, OpCo, Merger Sub or the Company shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         3.13 Lost Certificates of Notes. If any Company Certificate or Company Note shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate or Company Note to be lost, stolen or destroyed and, if required by Buyer, the posting by such Person of a bond in such reasonable amount as Buyer may direct as indemnity against any claim that may be made against it with respect to such Company Certificate or Company Note, the Buyer will deliver in exchange for such lost, stolen or destroyed Company Certificate or Company Note the Merger Consideration with respect to the Company Capital Stock, New Demand Note Debt, Series 1 Sub Debt, Series 2 Sub Debt or Demand Note Debt formerly represented thereby (including any cash in lieu of fractional shares of Buyer Common Stock to which the holders thereof are entitled pursuant to Section 3.11).

         3.14 Withholding Rights. Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of U.S. state or local or foreign Tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity by Buyer, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Buyer. On or prior to Closing, each Noteholder shall provide Buyer with IRS Form W-9, Form W-8BEN, Form W-8ECI, or other applicable form, whichever is applicable for such Noteholder, establishing exemption from any backup or income Tax withholding on the Merger Consideration.

         3.15 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Surviving Corporation or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Surviving Corporation or Merger Sub, any other actions and things necessary to vest, perfect or confirm of record or otherwise in Buyer or the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         3.16 Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time, and there shall be no further registration of transfers of shares of Company Capital Stock thereafter on the records of the Company. On or after the Effective Time, any Company Certificates presented to the Buyer or the Surviving Corporation for any reason shall be converted into the right to receive Merger Consideration with respect to the Company Capital Stock formerly represented thereby.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of the Company. Except as disclosed in the Company disclosure schedule delivered to Buyer concurrently herewith (the "COMPANY DISCLOSURE SCHEDULE") (any disclosure set forth on any particular schedule shall be deemed to qualify the corresponding paragraph and any other paragraph and sections to which it is applicable if readily apparent from a reading of such disclosure), the Company hereby represents and warrants to Buyer as follows; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or is reasonably likely to have a Material Adverse Effect with respect to the Company:

                  (a) Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on the Company. True and complete copies of the articles of incorporation and bylaws of the Company, as in effect as of the date of this Agreement, have previously been made available by the Company to Buyer. The Company does not have any Subsidiaries.

                  (b) Capitalization.

                           (i) The authorized capital stock of the Company
                  consists of (A) 275,000,000 shares of Company Common Stock, of which, as of March 31, 2002, 3,007,137 shares were issued and outstanding and no shares were held in treasury, (B) (1) 2,135,212 shares of Series A preferred stock, no par value per share, of the Company ("SERIES A PREFERRED"), of which, as of March 31, 2002, 2,135,212 shares were outstanding, (2) 1,880,630 shares of Series B preferred stock, no par value per share, of the Company ("SERIES B PREFERRED"), of which, as of March 31, 2002, 1,801,801 shares were outstanding, (3) 5,500,000 shares of Series 1 preferred stock, no par value per share, of the Company ("SERIES 1 PREFERRED"), of which, as of March 31, 2002, 4,695,312 shares were outstanding, (4) 3,000,000 shares of Series 2 preferred stock, no par value per share, of the Company 1 ("SERIES 2 PREFERRED"), of which as of March 31, 2002, 2,000,000 shares were outstanding; (5) 3,121,069 shares of Series C preferred stock, no par value per share, of the Company ("SERIES C PREFERRED"), of which, as of March 31, 2002, 2,412,605 shares were outstanding, (6) 5,132,654 shares of Series D preferred stock, no par value per share, of the Company ("SERIES D PREFERRED"), of which, as of March 31, 2002, 3,858,356 shares were outstanding, (7) 2,600,000 shares of Series E-1 preferred stock, no par value per share, of the Company ("SERIES E-1 PREFERRED"), of which, as of March 31, 2002, 425,149 shares were outstanding, and (8) 25,000,000 shares of Series E-2 preferred stock, no par value per share ("SERIES E-2 PREFERRED", TOGETHER WITH THE SERIES E-1 PREFERRED, THE "SERIES E PREFERRED"), of which, as of March 31, 2002, 12,933,575 shares were outstanding (the Series A Preferred, Series B Preferred, Series 1 Preferred, Series 2 Preferred, Series C Preferred, Series D Preferred, and Series E Preferred, collectively "COMPANY PREFERRED STOCK," and together with the Company Common Stock, the "COMPANY CAPITAL STOCK"). From March 31, 2002 to the date of this Agreement, no shares of Company Capital Stock have been issued except pursuant to the exercise of options granted under the Company Option Plans. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of options and stock issued pursuant to Company Option Plans and except as described in Section 4.1(b)(i) of the Company Disclosure Schedule, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Capital Stock or any other equity securities of the Company or any securities of the Company representing the right to purchase or otherwise receive any shares of Company Capital Stock. None of the Company Stock Options are "reload" options or options of a similar nature that grant to the holder any right to additional Company Stock Options upon the exercise thereof. As of March 31, 2002, no shares of Company Capital Stock were reserved for issuance, except as described in Section 4.1(b)(i) of the Company Disclosure Schedule. The Company has no Voting Debt issued or outstanding. As of March 31, 2002, 3,719,430 shares of Company Common Stock are subject to outstanding Company Stock Options. Since March 31, 2002, except as permitted by this Agreement, no options, warrants, securities convertible into, or commitments with respect to the issuance of, shares of Company Common Stock have been issued, granted or made.

                           (ii) Except as set forth in the preceding paragraph
                  and Section 4.1(b)(ii) of the Company Disclosure Schedule, (A) there are no Company Capital Stock or other equity securities of any class of the Company, or any security convertible or exchangeable into or exercisable for such Company Capital Stock or other equity securities, issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, exchange, transfer, deliver or sell additional shares of Company Capital Stock of or other equity interests in the Company or obligating the Company to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. The Company does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. Except as set forth in
                  Section 4.1(b)(ii) of the Company Disclosure Schedule, there are no voting trusts, proxies or other voting arrangement or understandings with respect to shares of Company Capital Stock or other equity interests in the Company.

                           (iii) Section 4.1(b)(iii) of the Company Disclosure
                  Schedule sets forth a list of each investment of the Company in any corporation, joint venture, partnership, limited liability company or other entity, which would be considered a Subsidiary if such investment constituted control of such entity (each a "NON-SUBSIDIARY AFFILIATE").

                  (c) Authority; No Violation.

                           (i) The Company has full corporate power and
                  authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company and declared advisable. The Board of Directors of the Company has directed that this Agreement be submitted to the Company stockholders for the purpose of approving the Merger and adopting this Agreement, and, except for the approval of the Merger and the adoption of this Agreement by the written consent of the holders of a majority of the outstanding shares of (A) Company Common Stock and (B) Company Preferred Stock, on a class voting basis (the "COMPANY STOCKHOLDER APPROVAL") in accordance with the CGCL, the articles of incorporation and Bylaws, no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Buyer, OpCo and Merger Sub) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                           (ii) Neither the execution and delivery of this
                  Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (A) violate any provision of the articles of incorporation or bylaws of the Company, or (B) (I) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Non-Subsidiary Affiliates or any of their respective properties or assets or (II) result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Non-Subsidiary Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Non-Subsidiary Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected; except for such breaches or defaults that either individually or in the aggregate will not have a Material Adverse Effect on the Company or the Surviving Corporation.

                  (d) Consents and Approvals. Except for (i) the approval and adoption of this Agreement and the Merger by the Company's stockholders in accordance with the CGCL, the Company's articles of incorporation and bylaws,
(ii) the filing of the Certificates of Merger pursuant to the DGCL and the CGCL (the consents, approvals, filings and registration required under or in relation to clauses (i) and (ii) above, "NECESSARY CONSENTS"), and (iii) such other consents, approvals or filings or registrations as set forth on Section 4.1(d) of the Company Disclosure Schedule, no consents or approvals of or filings and registrations with any supranational or national, state, municipal or local government, foreign or domestic, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (each, a "GOVERNMENTAL ENTITY") are necessary in connection with (A) the execution and delivery by the Company of this Agreement and (B) the consummation by the Company of the transactions contemplated by this Agreement.

                  (e) Financial Statements.

                           (i) A true and complete copy of the Financial
                  Statements is attached hereto in Section 4.1(e) of the Company Disclosure Schedule.

                           (ii) The Financial Statements were prepared from and
                  based on the books and records of the Company in accordance with GAAP and present fairly in all material respects the financial position and results of operations of the Company at the dates and for the periods indicated therein, except that the financial statements for the year ended December 31, 2001 and the Interim Financial Statements do not include footnotes, and the Interim Financial Statements do not include normal year-end adjustments.

                           (iii) As of the Closing, the Company shall have not
                  more than $13,200,000 in indebtedness outstanding (not including accounts payable or incurred in the Ordinary Course of Business), including amounts outstanding under notes or other indebtedness payable by the Company. Such indebtedness includes the TransAmerica Debt, the New Demand Note Debt, the Demand Note Debt, the Series 2 Sub Debt, the Series 1 Sub Debt and other accrued liabilities of the Company. Such indebtedness does not include deferred revenue of the Company, as such term would be defined by GAAP.

                  (f) Undisclosed Liabilities. On the Balance Sheet Date, except for Liabilities which in any one case or in the aggregate would not have a Material Adverse Effect on the Company, the Company had no Liabilities of the type which should be reflected in balance sheets (including the notes thereto) prepared in accordance with GAAP which was not fully disclosed, reflected or reserved against in the balance sheet as of the Balance Sheet Date included in the Financial Statements; and, except for Liabilities which have been incurred since the Balance Sheet Date in the Ordinary Course of Business, except for Liabilities which in any one case or in the aggregate would not have a Material Adverse Effect on the Company, since the Balance Sheet Date, the Company has not incurred any Liability.

                  (g) Absence of Certain Changes or Events. Except as set forth in Section 4.1(g) of the Company Disclosure Schedule, since December 31, 2001, the Company has conducted its business only in the Ordinary Course of Business, there has not been (i) any event or events that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company Capital Stock or any redemption, purchase or other acquisition of any of the Company Capital Stock;
(iii) (A) any granting by the Company to any officer or director of the Company of any increase in compensation, (B) any granting by the Company to any such officer or director of any increase in severance or termination pay, (C) any granting by the Company to any such officer, director or other key employees of any loans or any increases to outstanding loans, if any, (D) any entry by the Company into any employment, severance or termination agreement with any employee or executive officer or director, or (E) any increase in or establishment of any Benefit Plan (including amendment of existing Benefit Plans); (iv) any material damage, destruction or loss (whether or not covered by insurance) with respect to the assets and properties of the Company; (v) any material payment by the Company to an Affiliate of the Company other than in the Ordinary Course of Business of the Company; (vi) any revaluation by the Company of any of their assets; (vii) any mortgage, lien, pledge, encumbrance, charge, agreement, claim or restriction placed upon any of the material properties or assets of the Company; (viii) except as required generally by GAAP, any material change in the accounting methods, principles or practices used by the Company; or (ix) any other action or event that would have required the consent of Buyer pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement.

                  (h) Legal Proceedings. Except as set forth in Section 4.1(h) of the Company Disclosure Schedule, there are no suits, actions or proceedings or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company that could, individually or in the aggregate, if determined adversely, reasonably be expected to have a Material Adverse Effect on the Company, nor is there any unsatisfied judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company.

                  (i) Compliance with Applicable Law. The Company holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business and have complied in all material respects with any applicable law, statute, order, rule or regulation of any Governmental Entity relating to the Company.

                  (j) Contracts.

                           (i) Section 4.1(j)(i) of the Company Disclosure
                  Schedule sets forth a complete and accurate list of (x) all contracts and agreements with customers and (y) all other contracts and agreements that are material to the business, assets, liabilities, capitalization, condition (financial or otherwise) or results of operations of the Company (excluding in the case of (y) contracts entered in the Ordinary Course of Business that do not require payments by the Company in any 12 month period aggregating more than $10,000 or aggregating more than $25,000 during the remaining term of the contract) (collectively, "COMPANY CONTRACTS," and each a "COMPANY CONTRACT"). The Company has provided Buyer with a complete and accurate copy of each Company Contract.

                           (ii) Except as set forth in 4.1(j)(ii) of the Company
                  Disclosure Schedule, the Company is not a party to and is not bound by any contract, arrangement, commitment or understanding (whether written or oral) (A) with respect to the employment of any directors, officers or employees other than in the Ordinary Course of Business of the Company; (B) which, upon the consummation or stockholder approval of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in (1) a requirement to obtain the consent of the other party to such contract, arrangement, commitment or understanding or in a termination of any such contract, (2) any payment (whether of severance pay or otherwise) becoming due from Buyer, the Company, the Surviving Corporation or any of the Subsidiaries of Buyer to any officer or employee thereof; (C) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed, entirely or in part, after the date of this Agreement, or (D) which materially restricts the conduct of any line of business by the Company upon consummation of the Merger or will materially restrict the ability of Buyer or the Surviving Corporation or any Subsidiary thereof to engage in any line of business. Each contract, arrangement, commitment or understanding of the type described in Schedule 4.1(j)(ii) of the Company Disclosure Schedule shall be included in the definition of the term "COMPANY CONTRACT".

                           (iii) (A) each Company Contract is valid and binding
                  on the Company and in full force and effect, (B) the Company has in all material respects performed all obligations required to be performed by it to date under each Company Contract, and (C) the Company does not know of, and has not received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or under any such Company Contract.

                           (iv) Company has not received any notice, whether
                  written or oral, from any other party to a Company Contract of the other party's intention to terminate any such Company Contract whether as a result of the announcement or consummation of the transactions contemplated hereby or otherwise.

                  (k) Environmental Liability. The Company is in compliance with and has no liability under Environmental Law except for such noncompliance or liability that could not reasonably be expected to result in a Material Adverse Effect on the Company. There are no pending or, to the knowledge of the Company, threatened environmental investigations or remediation activities, legal, administrative or arbitral proceedings, written claims, actions or causes of action of any nature arising under any Environmental Law that could reasonably be expected to result in a Material Adverse Effect on the Company. To the knowledge of the Company, there is no reasonable basis for any such proceeding, claim, action or investigation. The Company is not subject to any agreement, order, judgment or decree by or with any Governmental Entity or third party imposing any liability with respect to the foregoing that could reasonably be expected to result in a Material Adverse Effect on the Company.

                  (l) Employee Benefit Plans; Labor Matters.

                           (i) There does not now exist any, and to the
                  knowledge of the Company, there are no existing circumstances that could reasonably be expected to result in, any Controlled Group Liability to the Company. No Company Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA. Neither the Company nor any ERISA Affiliate has, within the six year period preceding the date hereof, participated in, contributed to or had any obligation or liability with respect to any plan that is subject to Title IV or ERISA or Section 412 of the Code. No Company Benefit Plan is funded by a trust intended to be exempt from taxation under
                  Section 501(c)(9) of the Code, nor does any Company Benefit Plan provide any post-employment welfare benefits to any employees or former employees of the Company, except as may otherwise be required to be provided pursuant to Part 6 of Title I of ERISA or Section 4980B of the Code.

                           (ii) Each of the Company Benefit Plans has been
                  operated and administered in all material respects in accordance with applicable law and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code, all benefits due under each Company Benefit Plan have been timely paid, and there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of the Company, no set of circumstances exists, that may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans that could reasonably be expected to result in any liability of the Company to the Pension Benefit Guaranty Corporation, the U.S. Department of the Treasury, the U.S. Department of Labor, any Company Benefit Plan, any participant in a Company Benefit Plan, or any other party. All contributions and payments to or with respect to each Company Benefit Plan have been timely made and the Company has made adequate provision for reserves to satisfy contributions and payments that have not been made because they are not yet due under the terms of such Company Benefit Plan or related arrangement, document, or applicable law. No Company Benefit Plan has any unfunded accrued benefits that are not fully reflected in the Company's financial statements.

                           (iii) Except as set forth in Section 4.1(l)(iii) of
                  the Company Disclosure Schedule, the Company is not a party to any collective bargaining or other labor union contract applicable to individuals employed by the Company and no collective bargaining agreement or other labor union contract is being negotiated by the Company. There is no labor dispute, strike, slowdown or work stoppage against the Company pending or, to the knowledge of the Company, threatened against the Company. Except as set forth in Section 4.1(l)(iii) of the Company Disclosure Schedule, the Company is in material compliance with the National Labor Relations Act and analogous state laws and, within the last two (2) years, no labor charge or complaint has been filed with respect to the Company or is pending, or to the knowledge of the Company, is threatened.

                           (iv) Except as set forth in Section 4.1(l)(iv) of the
                  Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (A) result in any payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of the Company under any Company Benefit Plan or otherwise; (B) increase any benefits otherwise payable under any Company Benefit Plan; (C) result in any acceleration of the time of payment or vesting of any such benefits; (D) require the funding of any trust or other funding vehicle; or
                  (E) limit or prohibit any existing ability to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust.

                           (v) Each Company Benefit Plan that is intended to be
                  a tax-qualified plan is so qualified, in both form and operation, has received one or more IRS determination letters to such effect, and the Company has no knowledge of the existence of any facts that could cause the qualified status of such Company Benefit Plan to be adversely affected.

                           (vi) Except as set forth in Section 4.1(l)(vi) of the
                  Company Disclosure Schedule, each Company Benefit Plan can be amended or terminated at any time without approval from any Person, without advance notice, and without any liability other than for benefits accrued prior to such amendment or termination. No agreement, commitment, or obligation exists to increase any benefits under any Company Benefit Plan or to adopt any new Company Benefit Plan.

                           (vii) Section 4.1(l)(vii) of the Company Disclosure
                  Schedule sets forth a list of each Company Benefit Plan.

                           (viii) The Company has heretofore made available to
                  Buyer true and complete copies of (1) each Company Benefit Plan, including all amendments to such plan, and all summary plan descriptions and other summaries of such plan, (2) each trust agreement, annuity or insurance contract, or other funding instrument pertaining to each Company Benefit Plan,
                  (3) the most recent determination letter issued by the IRS with respect to each Company Benefit Plan that is intended to be tax-qualified and a copy of any pending applications for such IRS letters, (4) the two most recent actuarial valuation reports for each Company Benefit Plan for which an actuarial valuation report has been prepared, (5) the two most recent annual reports (IRS Form 5500 Series), including all schedules to such reports, if applicable, filed with respect to each Company Benefit Plan, (6) the most recent plan audits, financial statements, and accountant's opinion (with footnotes) for each Company Benefit Plan, (7) all relevant schedules and reports, excepting any personally identifiable information, concerning the administrative costs, benefit payments, employee and employer contributions, claims experience, financial information, and insurance premiums for each Company Benefit Plan that is a self-funded health benefit plan, and (8) all correspondence with government authorities concerning any Company Benefit Plan (other than as previously referenced above).

                  (m) Company Intangible Property.

                           (i) Except as set forth in Section 4.1(m)(i) of the
                  Company Disclosure Schedule, (A) to the knowledge of the Company, the Company owns, possesses a valid and enforceable license to, or otherwise possesses legally enforceable rights to use, all Company Intellectual Property Rights (as hereafter defined) that are necessary to conduct the business of the Company as currently conducted or planned to be conducted and has no restriction on the rights to use the same; and (B) use of the Company Intellectual Property Rights has not required and does not require the payment of any royalty or similar payment to any Person.

                           (ii) Section 4.1(m)(ii) of the Company Disclosure
                  Schedule contains a complete and accurate list and description (showing in each case the registered or other owner, registration, application, or issue date and number, if any) of all registered Company Intellectual Property Rights, and currently pending applications for registration of Intellectual Property Rights.

                           (iii) Section 4.1(m)(iii) of the Company Disclosure
                  Schedule contains a complete and accurate list and description (showing in each case any licensee) of all Software owned by or licensed to the Company that is necessary to conduct the business of the Company as currently conducted or planned to be conducted excluding Software (A) licensed to the Company having a fee of less than five hundred dollars ($500), or (B) that is commercial off-the-shelf software.

                           (iv) Section 4.1(m)(iv) of the Company Disclosure
                  Schedule contains a list and description (showing in each case the parties thereto and the material terms thereof) of all material agreements, contracts, licenses, sublicenses, assignments, and indemnities which relate to (A) any copyright, patent right, service mark, trademark, or domain name listed in Section 4.1(m)(ii) of the Company Disclosure Schedule, (B) any trade secrets owned by, licensed to or by or used by the Company or (C) any Software listed in Section 4.1(m)(iii) of the Company Disclosure Schedule.

                           (v) The Company is not, nor will be as a result of
                  the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach in any material respect of any license, sublicense or other agreement relating to the Company Intellectual Property Rights or any license, sublicense or other agreement pursuant to which the Company is authorized to use any third-party patents, trademarks, or copyrights, including Software, which are used in relation to any product or service of the Company. All such agreements of the Company are listed in Section 4.1(m)(v) of the Company Disclosure Schedule. There are no outstanding disputes under any such agreement.

                           (vi) (A) To the knowledge of the Company, all
                  patents, registered trademarks, service marks, and copyrights held by the Company are valid and enforceable and any and all applications to register any unregistered copyrights, patent rights, service marks and trademarks held by the Company are pending and in good standing; and (B) the Company has the sole and exclusive right to bring actions for infringement or unauthorized use of the Company Intellectual Property Rights owned by the Company, and the Company has no knowledge of any basis for any such action. The Company has not been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, service mark or copyright or the violation of any trade secret or other proprietary rights of any third party. The conduct of the business of the Company does not, to the knowledge of the Company, violate or infringe any intellectual property rights owned or controlled by any third party, and there are no claims, proceedings or actions pending or, to the knowledge of the Company, threatened against the Company (A) alleging that the Company's activities infringe upon, violate or otherwise constitute the unauthorized use of any intellectual property rights of any third party or (B) challenging the ownership, use, validity, or enforceability of any Company Intellectual Property Rights, nor, to the knowledge of the Company, is there a valid basis for any such claim.

                           (vii) The Company has taken all reasonable measures
                  to safeguard and maintain the confidential and proprietary nature of its rights in all Company Intellectual Property Rights owned by the Company. To the knowledge of the Company, there has been no disclosure of any trade secret of the Company to any third party, other than pursuant to valid, enforceable, written non-disclosure agreements.

                           (viii) The completion of the transactions
                  contemplated by this Agreements will not alter or impair in any way the right of the Company to use any of the Company Intellectual Property Rights.

                           (ix) All Company Intellectual Property Rights owned
                  by the Company that are material to the business of the Company have been (A) lawfully acquired from a person or entity having, to the knowledge of the Company, full, effective and exclusive ownership thereof, or (B) developed or created by employees, agents, consultants, or contractors of the Company who have contributed to or participated in the creation or development thereof on behalf of the Company or any predecessor in interest of the Company and either: (1) with respect to any copyrightable materials, is a party to a "work-for-hire" agreement under which the Company or any predecessor in interest thereof is deemed to be the original owner/author of all property rights therein; or (2) with respect to copyrightable or patentable materials or materials subject to trade secret protection, has executed an assignment or an agreement to assign, in favor of the Company or any predecessor in interest thereof, of all right, title, and interest in such material.

                           (x) Correct and complete copies of: (A) registrations
                  for all registered copyrights, issued patents, and registered trademarks, and registered domain names identified in Section 4.1(m)(ii); and (B) all pending applications to register unregistered copyrights, patent rights, or trademarks identified in Section 4.1(m)(ii) of the Company Disclosure Schedule as being owned by the Company (together with any subsequent correspondence or filings relating to the foregoing) have heretofore been delivered by the Company to the Buyer. The Company is up-to-date in the payment of any fees necessary to maintain any of the registrations identified in Section 4.1(m)(ii) in good standing with the relevant federal, state, or other governing body.

                           (xi) Excluding the Software identified in Section
                  4.1(m)(xi) of the Company Disclosure Schedule and excluding any commercial off-the-shelf software, (A) the Software owned or licensed by the Company is not subject by agreement to any transfer, assignment, site, equipment, or other operational limitations; (B) the Company has maintained and protected the Software that it owns (the "COMPANY-OWNED SOFTWARE") (including, without limitation, all source code and system specifications) with appropriate proprietary notices (including, without limitation, the notice of copyright in accordance with the requirements of 17 U.S.C. Section 401), confidentiality and non-disclosure agreements and such other measures as are reasonably necessary to protect the proprietary, trade secret, or confidential information contained therein; (C) the Company-Owned Software has been registered or is eligible for protection and registration under applicable U.S. copyright law and has not been forfeited to the public domain; (D) the Company has copies of all releases or separate versions of the Company Owned Software so that the same may be subject to registration in the United States Copyright Office; (E) the Company has complete and exclusive right, title, and interest in and to the Company-Owned Software; (F) the Company has developed the Company-Owned Software through its own efforts and for its own account; (G) to the knowledge of the Company, the Company-Owned Software does not infringe any copyright of any other Person; (H) any Company-Owned Software includes the source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary, explanation, program (including compilers), workbenches, tools, and higher level (or "proprietary") language used for the development, maintenance, implementation and use thereof, so that a trained computer programmer could develop, maintain, support, compile and use all releases or separate versions of the same that are currently subject to maintenance obligations by the Company; and (I) there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Company-Owned Software by any other Person.

                           (xii) "COMPANY INTELLECTUAL PROPERTY RIGHTS" means
                  any or all of the following and all rights of the Company in, arising out of, or associated therewith, whether registered or unregistered, as applicable: (A) United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (B) inventions and discoveries (whether or not patentable), disclosures, trade secrets, formulae, methods, proprietary information, know-how technical data and customer lists, and all documentation relating to any of the foregoing; (C) copyrights, copyright registrations and applications therefor and all other corresponding rights thereto throughout the world; (D) industrial designs and any registrations and applications therefor throughout the world;
                  (E) trade names, logos, common law trademarks and service marks, trademark, and service mark registrations and applications therefor, and all goodwill associated therewith throughout the world, (F) data bases and data collections and all rights therein throughout the world; (G) all Software; (H) all websites and corresponding URLs and domain names; (I) any similar corresponding or equivalent rights to any one of the foregoing; and (J) all documentation directly related to any of the foregoing, in any form of media.

                  (n) Properties. The Company has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including without limitation, all the properties and assets reflected in the balance sheet of the Company as of the Balance Sheet Date (except for properties and assets disposed of in the Ordinary Course of Business since the Balance Sheet Date). Except as set forth in Section 4.1(n) of the Company Disclosure Schedule, none of such properties or assets is subject to any Liens (whether absolute, accrued, contingent or otherwise), except (i) Liens for current Taxes not yet due, and Liens for Taxes that are being contested in good faith by appropriate proceedings and with respect to which proper reserves have been taken by the Company and have been duly reflected on its books and records; (ii) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance as to which the Company is not in default; (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business of the Company; and (iv) minor imperfections of title and encumbrances, if any, which do not materially detract from the value of the property or assets subject thereto.

                  (o) Insurance. All fire and casualty, general liability, business interruption, product liability and any other insurance policies maintained by the Company are with reputable insurance carriers, are in such amounts and provide coverage against such customary risks incident to the business of the Company and its properties and assets and are in character and amount consistent with coverage carried by reasonably prudent Persons of similar size engaged in similar businesses and subject to the same or similar perils or hazards. None of the insurance policies will terminate or lapse (or be affected in any other material manner) by reason of the transactions contemplated by this Agreement. The Company has not received notice of any cancellation or termination or disclaimer of liability under any such policy or indicated any intent to do so or not to renew any such policy. All material claims under the insurance policies have been filed by the Company and paid in a timely fashion.

                  (p) Taxes.

                           (i) Except as set forth in Schedule 4.1(p)(i) of the
                  Company Disclosure Schedule, the Company has duly and timely filed all material Tax Returns required to be filed by it, and all such Tax Returns are, in all material respects, true, correct and complete and prepared in accordance with applicable laws, for all years and periods (and portions thereof) and for all jurisdictions (whether federal, state, local or foreign) in which any such Tax Returns were due. The Company has paid all material Taxes as due and payable in respect of such Tax Returns, and there is no current liability for any material Taxes due in connection with any Tax Returns. All Taxes, if any, not yet due and payable have been fully accrued on the books of the Company and adequate reserves have been established therefor, as the case may be. There are no unpaid assessments for additional Taxes for any period All federal, state and foreign tax returns filed by the Company since incorporation have been provided to Buyer. There are no Liens for Taxes upon the assets of the Company, other than Liens for current Taxes not yet due, and Liens for Taxes that are being contested in good faith by appropriate proceedings.

                           (ii) The Company has never been a member of any
                  consolidated, combined or unitary group for federal, state, local or foreign Tax purposes and has no liability for Taxes under Treasury Regulation Section 1.1502-6 or other similar rule or regulation.

                           (iii) The Company is not a party to any joint
                  venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

                           (iv) The Company has (a) withheld all required
                  amounts of Tax from its employees, agents, contractors and nonresidents and remitted such amounts to the proper agencies;
                  (b) paid all required employer contributions and premiums for social security and unemployment tax purposes; and (c) filed all required federal, state, local and foreign returns and reports with respect to employee income Tax withholding, social security unemployment Taxes and premiums, all in compliance, in all material respects, with the withholding Tax provisions of the Code as in effect for the applicable year and other applicable federal, state, local or foreign laws.

                           (v) Except as set forth in Section 4.1(p)(v) of the
                  Company Disclosure Schedule, the federal income Tax returns of the Company have been examined by the Internal Revenue Service ("IRS"), or have been closed by the applicable statute of limitations (except to the extent the applicable statute of limitations relates to the use of net operating losses in future years), for all periods through the 1997 taxable year; the state Tax returns of the Company have been examined by the relevant agencies or such returns have been closed by the applicable statute of limitations (except to the extent the applicable statute of limitations relates to the use of net operating losses in future years) for all periods through the 1996 taxable year; no deficiencies or reassessments for any Taxes have been proposed, asserted or assessed against the Company by federal, state, local or foreign taxing authority.

                           (vi) The Company has not executed or filed with any
                  taxing authority (whether federal, state, local or foreign) any agreement or other document extending or having the effect of extending the period for assessment, reassessment or collection of any Taxes, and no power of attorney granted by the Company with respect to any Taxes is currently in force.

                           (vii) No federal, state, local or foreign Tax audits
                  or other administrative proceedings, discussions or court proceedings are presently pending with regard to any Taxes or Tax returns of the Company and no additional issues are being asserted against the Company in connection with any existing audits of the Company.

                           (viii) The Company has not entered into any agreement
                  with any governmental agency relating to Taxes which affects in any material respects any taxable year ending after the Closing Date.

                           (ix) The Company has not agreed to and it is not
                  required to make any adjustment by reason of a change in accounting methods that affects any taxable year ending after the Closing Date. Neither the IRS nor any other agency has proposed any such adjustment or change in accounting methods that affects any taxable year ending after the Closing Date. The Company has no application pending with any taxing authority requesting permission for any changes in accounting methods that relate to its business or operations and that affects any taxable year ending after the Closing Date.

                           (x) The Company is not and never has been a party to
                  any Tax sharing agreement or similar arrangement for the sharing of Tax liabilities or benefits.

                           (xi) None of the Noteholders or the holders of any
                  Company Capital Stock is a foreign person within the meaning of Code Section 1445.

                           (xii) There is no contract, agreement, plan or
                  arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment by the Company of any amount that would not be deductible by reason of Code Section 280G.

                           (xiii) No asset of the Company is tax-exempt use
                  property under Code Section 168(h).

                           (xiv) No portion of the cost of any asset of the
                  Company has been financed directly or indirectly from the proceeds of any tax-exempt sale or local government obligation described in Code Section 103(a).

                           (xv) The Company does not have and has not had a
                  permanent establishment in any foreign country and does not and has not engaged in a trade or business in any foreign country.

                           (xvi) The Company has not consented to the
                  application of Code Section 341(f).

                           (xvii) The Company is not and has not been a "United
                  States real property holding corporation" (as defined in Code
                  Section 897(c)(2)) during an applicable period specified in Code Section 897(c)(1)(A)(ii).

                           (xviii) Except as disclosed on Section 4.1(p)(xviii)
                  of the Company Disclosure Schedule, in the past five years, the Company has not been a party to a transaction that is reported to qualify as a reorganization within the meaning of Code Section 368 or constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Code Section 355 in a distribution of stock intended to qualify for tax-free treatment under Code Section 355.

                           (xix) Except as disclosed on Schedule 4.1(p)(xix) of
                  the Company Disclosure Schedule, the Company has not engaged in any transaction that (i) is a "listed transaction" within the meaning of Temporary Treasury Regulation Section 301.6111-

                  2T(b); (ii) must be disclosed pursuant to Temporary Treasury Regulation Section 1.6011-4T; or (iii) is reasonably expected to give rise to the assessment of a penalty under the Code or other applicable law.

                           (xx) The Company and the Noteholders have not taken,
                  and will not take, any position, and have not filed, and will not file, any Tax Return, with any taxing authority that is inconsistent with the treatment of the Company Notes as equity of the Company for all income Tax purposes.

                  (q) Affiliate Transactions. All purchases and sales or other transactions other than issuances by the Company of debt or equity securities to its Shareholders during the last nine (9) months, if any, between the Company, on the one hand, and any officer, director, shareholder or key employee or, any Affiliate of any thereof, on the other hand (other than in connection with the employment of any officer or employee or the investment in or financing of the Company), within the three (3) years immediately preceding the date hereof have been made on the basis of prevailing market rates and terms such that from the perspective of the Company, all such transactions have been made on terms no less favorable than those which would have been available from unrelated third parties. Neither any officer, director, shareholder or employee of the Company, nor any spouse, child or other relative of any of such persons, owns, or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to the Company.

                  (r) Ownership of Buyer Stock. As of the date of this Agreement, the Company does not own any shares of Buyer Common Stock.

                  (s) State Takeover Laws. The Board of Directors of the Company has approved this Agreement and the transactions contemplated by this Agreement as required under any applicable state takeover laws, including 1302 of the CCC, so that any such state takeover laws will not apply to this Agreement or any of the transactions contemplated hereby.

                  (t) Personnel Identification and Compensation. Section 4.1(t) of the Company Disclosure Schedule contains a true and complete list of the names, addresses and titles of all current officers, directors and employees, of the Company. The Company has previously delivered to Buyer a true and complete
(a) schedule stating the rates of compensation payable (or paid, as the case may be) to each such Person and (b) copy of any agreement with such Person, if any.

                  (u) Existing Employment Contracts. The Company has no employment contracts, collective bargaining agreements or similar arrangements except those described on Section 4.1(u) the Company Disclosure Schedule. All such contracts and arrangements are in full force and effect.

                  (v) Title to the Company Securities. Each Shareholder owns the number of shares of the Company Capital Stock indicated in Section 4.1(v) to the Company Disclosure Schedule as being owned by such Shareholder, free and clear of any Liens, and has good and marketable title to such Company Capital Stock. The Company Capital Stock constitutes as of the date hereof, and will constitute at Closing, all of the issued and outstanding shares of Company Capital Stock.

                  (w) Board Approval. The Board of Directors of the Company, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the stockholders of the Company, (ii) approved and adopted this Agreement and (iii) determined to recommend that this Agreement and the transactions contemplated hereby be approved and adopted by the holders of Company Capital Stock.

                  (x) Brokers' Fees. Neither the Company nor any of its respective officers or directors has employed any broker or finder or incurred any liability for any brokers' fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, excluding fees to be paid by the Company to ThinkEquity Partners, LLC ("THINKEQUITY") in accordance with the Company's written agreement with such firm, a copy of which has been provided to Buyer, and such fees do not and will not exceed $750,000 in the aggregate.

         4.2 Representations and Warranties of Buyer, OpCo, Merger Sub. Except as disclosed in the Buyer disclosure schedule delivered to the Company concurrently herewith (the "BUYER DISCLOSURE SCHEDULE") (any disclosure set forth on any particular schedule shall be deemed to qualify the corresponding paragraph and any other paragraph and sections to which it is applicable if readily apparent from a reading of such disclosure), Buyer, OpCo and Merger Sub hereby represent and warrant to the Company as follows, provided, however, that notwithstanding anything in this Agreement to the contrary the mere inclusion of an item in the Buyer Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or is reasonably likely to have a Material Adverse Effect with respect to Buyer, OpCo or Merger Sub:

                  (a) Corporate Organization.

                           (i) Buyer is a corporation duly organized, validly
                  existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Buyer. True and complete copies of the certificate of incorporation and bylaws of Buyer, as in effect as of the date of this Agreement, have previously been made available by Buyer to the Company.

                           (ii) Each Subsidiary of Buyer (A) is duly organized
                  and validly existing under the laws of its jurisdiction of organization, (B) is duly qualified to do business and in good standing in all jurisdictions (whether U.S. federal, state or local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (C) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, in each case, except as would not have a Material Adverse Effect on Buyer.

                           (iii) Merger Sub is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Delaware. Merger Sub was formed by OpCo solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no business and has incurred no liabilities other than in connection with the transactions contemplated by this Agreement. True and complete copies of the certificate of incorporation and bylaws of Merger Sub, as in effect as of the date of this Agreement, have previously been made available to the Company.

                  (b) Capitalization.

                           (i) The authorized capital stock of Buyer consists of
                  (A) 50,000,000 shares of Buyer Common Stock, of which, as of, April 30, 2002, 16,497,514 shares were issued and outstanding and 281,538 shares were held in treasury and (B) 5,000,000 shares of preferred stock, par value $0.01 per share, of Buyer (the "BUYER PREFERRED STOCK," and together with the Buyer Common Stock, the "BUYER CAPITAL STOCK"), of which no shares are issued and outstanding. From April 30, 2002 to the date of this Agreement, no shares of Buyer Capital Stock have been issued except pursuant to the exercise of options granted under the Buyer Option Plans. All of the issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of options and stock issued pursuant to Buyer Option Plans and warrants to purchase 413,706 shares of Buyer Common Stock, Buyer does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Buyer Capital Stock or any other equity securities of Buyer or any securities of Buyer representing the right to purchase or otherwise receive any shares of Buyer Capital Stock. As of April 30, 2002, no shares of Buyer Capital Stock were reserved for issuance, except for 3,683,734 shares of Buyer Common Stock reserved for issuance upon the exercise of stock options pursuant to the Buyer Option Plans. Buyer has no Voting Debt issued or outstanding. As of April 30, 2002, 2,040,407 shares of Buyer Common Stock are subject to outstanding Buyer Stock Options. Since April 30, 2002 except as permitted by this Agreement, (A) no Buyer Common Stock has been issued except in connection with the exercise of issued and outstanding Buyer Stock Options and (B) no options, warrants, securities convertible into, or commitments with respect to the issuance of, shares of Buyer Common Stock have been issued, granted or made.

                           (ii) The authorized capital stock of OpCo consists of
                  110,000 shares of common stock, par value $0.01 per share, of which 80,100 are validly issued, fully paid and nonassessable, and are owned by Buyer free and clear of any Liens.

                           (iii) The authorized capital stock of Merger Sub
                  consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 are validly issued, fully paid and nonassessable, and are owned by OpCo free and clear of any Liens.

                  (c) Buyer owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Buyer, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of Buyer has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Section 4.2(b)(iii) of the Buyer Disclosure Schedule sets forth a list of each material investment of Buyer in any Non-Subsidiary Affiliate.

                  (d) Authority; No Violation.

                           (i) Each of Buyer, OpCo and Merger Sub has full
                  corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of Buyer, OpCo and Merger Sub. Buyer, as sole stockholder of OpCo, and OpCo, as sole stockholder of Merger Sub, has each approved and adopted this Agreement and the transactions contemplated hereby. No other corporate proceedings on the part of Buyer, OpCo or Merger Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Buyer, OpCo and Merger Sub and (assuming due authorization, execution and delivery by the Company and the Noteholders) constitutes a valid and binding obligation of Buyer, OpCo and Merger Sub, enforceable against Buyer, OpCo and Merger Sub in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                           (ii) Neither the execution and delivery of this
                  Agreement by Buyer, OpCo and Merger Sub, nor the consummation by Buyer, OpCo and Merger Sub of the transactions contemplated hereby, nor compliance by Buyer, OpCo and Merger Sub with any of the terms or provisions hereof, will (A) violate any provision of the certificate of incorporation or bylaws of Buyer, the certificate of incorporation or bylaws of OpCo or the certificate of incorporation or bylaws of Merger Sub or
                  (B) assuming that the consents and approvals referred to in
                  Section 4.2(d) are duly obtained, (I) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer, OpCo, Merger Sub, any of their Subsidiaries or any of their respective properties or assets or (II) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Lien upon any of the respective properties or assets of Buyer, OpCo, Merger Sub or any of their Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer, OpCo, Merger Sub or any of their Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults that, either individually or in the aggregate, will not have a Material Adverse Effect on Buyer or the Surviving Corporation.

                  (e) Consents and Approvals. Except for (i) the filing of the Certificates of Merger, (ii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the Nasdaq, and (iii) such other consents, approvals, filings and registrations the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on Buyer, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by each of Buyer, OpCo and Merger Sub of this Agreement and (B) the consummation by each of Buyer, OpCo and Merger Sub of the transactions contemplated by this Agreement.

                  (f) Financial Reports and SEC Documents. Each of Buyer and its Subsidiaries has filed all reports, prospectuses, forms, schedules, registration statements, proxy statements or information statements required to be filed by it since December 31, 1996 under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act filed with the SEC (collectively, the "BUYER SEC DOCUMENTS"). Each of the Buyer SEC Documents, including the Buyer 2001 10-K (i) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) as of its filing date (except as amended or supplemented prior to the date hereof), and as of the date hereof as amended or supplemented prior to the date hereof (except to the extent superseded by information contained in another Buyer SEC Document), did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Buyer SEC Document (including the related notes and schedules thereto) fairly presents the financial position of the entity or entities to which it relates as of its date, and each of the statements of operations and changes in stockholders' equity and cash flows or equivalent statements in such Buyer SEC Documents (including any related notes and schedules thereto) fairly presents the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                  (g) Absence of Certain Changes or Events. Except as disclosed in the Buyer SEC Documents filed prior to the date hereof, since December 31, 2001, there has not been any event or events that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer.

                  (h) Legal Proceedings. There is no suit, action or proceeding or investigation pending or, to the knowledge of Buyer, threatened, against or affecting Buyer or any of its Subsidiaries or, to the knowledge of Buyer, any basis for any such suit, action, proceeding or investigation that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Buyer or its Subsidiaries having, or that would reasonably be expected to have, any such effect.

                  (i) Taxes. Each of Buyer and its Subsidiaries has duly and timely filed all material Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all material respects. Buyer and each of its Subsidiaries has paid all material Taxes required to be paid by it, and has paid all material Taxes that it was required to withhold from amounts owing to any employee, creditor or third party.

                  (j) Board Approval. The Board of Directors of Buyer, at a meeting duly called and held, has, (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the stockholders of Buyer, and (ii) approved and adopted this Agreement.

                  (k) No Reorganization under the Code. As of the date of this Agreement, neither Buyer nor any of its subsidiaries has taken any action or knows any fact that is reasonably likely to permit or cause the Merger to qualify as a "reorganization" within the meaning of Section 368 of the Code and neither Buyer nor any of its Subsidiaries has any plan or intention to, and will not, directly or indirectly merge or liquidate the Surviving Corporation into Buyer or OpCo or their successor entities, or OpCo into Buyer or its successor.

                  (l) Ownership of Company Stock. As of the date of this Agreement, neither Buyer nor any of its Subsidiaries owns any shares of Company Capital Stock.

                  (m) Broker's Fees. None of Buyer, OpCo or Merger Sub or any of their respective officers or directors has employed any broker or finder or incurred any liability for any brokers' fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

                  (n) Software. Prior to Closing, Buyer will not reverse engineer, decompile, disassemble or otherwise attempt to discover the source code of Software owned by the Company.

         4.3 Representations and Warranties of Noteholders. Each Noteholder severally represents and warrants to Buyer, with respect to itself only, as follows.

                  (a) Ownership. Such Noteholder is the record and beneficial owner of New Demand Note Debt, Series 1 Sub Debt, Series 2 Sub Debt or Demand Note Debt to be exchanged by such Noteholder pursuant to this Agreement and identified in Section 4.3(a) of the Company Disclosure Schedule as being owned by it and has, and on the Closing Date, will have, good and valid title to such New Demand Note Debt, Series 1 Sub Debt, Series 2 Sub Debt or Demand Note Debt, free and clear of all Liens. No other indebtedness is owed to such Noteholder or any Affiliate thereof by the Company.

                  (b) Authority. The execution and delivery by each Noteholder of this Agreement, and the performance by each Noteholder of his/her or its obligations hereunder, have been duly and validly authorized by such Noteholder, no other action on the part of such Noteholder being necessary. This Agreement has been duly and validly executed and delivered by such Noteholder and constitutes a legal, valid and binding obligation of such Noteholder enforceable against such Noteholder in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (c) No Conflicts. Neither the execution and delivery of this Agreement by each Noteholder, nor the consummation of the transactions contemplated hereby, nor compliance by such Noteholder with any of the terms or provisions hereof, will (A) violate any provision of the certificate of incorporation, bylaws or other organizational documents of such Noteholder, or
(B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to such Noteholder or any of its Subsidiaries or Non-Subsidiary Affiliates or any of their respective properties or assets.

                  (d) Governmental Approvals and Filings. No consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by such Noteholder of this Agreement and (B) the consummation by such Noteholder of the transactions contemplated by this Agreement.

                  (e) [Intentionally Omitted].

                  (f) Brokers/Alternative Transaction. Neither the Noteholders nor any of their respective officers or directors have employed any broker or finder or incurred any liability for any brokers' fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, excluding fees to be paid by the Company to ThinkEquity in accordance with the Company's written agreement with such firm, a copy of which has been provided to Buyer, and such fees do not and will not exceed $750,000 in the aggregate.

                  (g) Investor Representations.

                           (i) Each Noteholder is acquiring the Buyer Common
                  Stock and Buyer Warrants for its own account and not for the account or benefit of any other Person;

                           (ii) Each Noteholder is an "accredited investor" as
                  defined in Rule 501 of Regulation D under the Securities Act;

                           (iii) Each Noteholder has knowledge and experience in
                  financial and business matters such that it is capable of evaluating the merits and risks of an investment in the Buyer;

                           (iv) Each Noteholder has been furnished with all such
                  information as it has deemed necessary to make an informed investment decision with respect to the Buyer Common Stock and Buyer Warrants;

                           (v) Each Noteholder confirms that it had the
                  opportunity to obtain such independent legal and tax advice and financial planning services as it has deemed appropriate prior to making a decision to invest in the Buyer;

                           (vi) Each Noteholder is aware that an investment in
                  the Buyer is highly speculative and subject to substantial risks. Each Noteholder is capable of bearing the economic risks of an investment in the Buyer, including, but not limited to, the possibility of a complete loss of its investment, as well as limitations on the transferability of the Buyer Common Stock and the shares of Buyer Common Stock underlying the Buyer Warrants to be received by such Noteholder which may make the liquidation of an investment in such securities difficult or impossible for the indefinite future;

                           (vii) The Buyer Common Stock and Buyer Warrants are
                  being acquired solely for investment, and is not being purchased with a view to a distribution or resale thereof otherwise than in compliance with the Securities Act;

                           (viii) Each Noteholder understands that the Buyer
                  Common Stock and the shares of Buyer Common Stock underlying the Buyer Warrants have not been registered under the Securities Act, or any state securities laws, in reliance upon exemptions from registration for non-public offerings. It understands that neither such security nor any interest therein may be, and agree that neither such security nor any interest therein will be, resold or otherwise disposed of by it unless such security is subsequently registered under the Securities Act and under state securities laws to the extent applicable or unless the Buyer receives an opinion of counsel reasonably satisfactory to it that an exemption from registration is applicable;

                           (ix) Each Noteholder has been informed of and
                  understands that no federal or state agency has made any finding or determination as to the merits of an investment in the Buyer Common Stock or the Buyer Warrants or any recommendation or endorsement of the Buyer Common Stock or the Buyer Warrants;

                           (x) None of the following information has ever been
                  represented, guaranteed or warranted to it, expressly or by implication, by Buyer, OpCo, Merger Sub, Company or by any other Person:

                           (A) the length of time that it will be required to
                  hold the Buyer Common Stock or the shares of Buyer Common Stock Underlying the Buyer Warrants; and

                           (B) the profit or loss that may be realized as a
                  result of an investment in the Buyer Common Stock or the Buyer Warrants.

                                   ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         5.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees that (except as expressly contemplated or permitted by this Agreement or the relevant subsection in Section 5.1 of the Company Disclosure Schedule):

                  (a) Ordinary Course.

                           (i) The Company shall carry on business in the usual,
                  regular and ordinary course, in substantially the same manner as heretofore conducted, and shall use their commercially reasonable efforts to keep available the services of its present officers and key employees (including, without limitation, those employees of the Company entering into employment agreements with the Buyer on or about the date of this Agreement), preserve intact their present lines of business, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it.

                           (ii) The Company shall not (A) enter into any new
                  line of business, (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures which individually and in the aggregate do not exceed $25,000 or make payments in connection with any of the foregoing, (C) except in the ordinary course under the Company's existing line of credit, incur any additional indebtedness in a single transaction or a group of related transactions having a value in excess of 2% of the Company's assets or (D) except as set forth in Section 5.1(a)(ii)(D) of the Company Disclosure Schedule, enter into any transaction with its Affiliates.

                  (b) Dividends; Changes in Share Capital. The Company shall not and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, (iii) except as set forth in Section 5.1(b)(iii) of the Company Disclosure Schedule, repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except, in the case of clause
(ii) of this paragraph or this clause (iii) in connection with the issuance of Company Common Stock upon the exercise of options, warrants or other rights to purchase or otherwise acquire Company Common Stock outstanding and in existence on the date of this Agreement.

                  (c) Issuance of Securities. The Company shall not, issue, deliver, sell, pledge or dispose of, or authorize or propose the issuance, delivery, sale, pledge or disposition of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than as permitted under Section 5.1(b).

                  (d) Governing Documents. Except to the extent required to comply with its obligations hereunder or with applicable law, the Company shall not, amend or propose to amend its certificate of incorporation, bylaws or other governing documents.

                  (e) No Acquisitions. The Company shall not acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of the Company in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor). The Company shall not enter into any material joint venture, partnership or other similar arrangement.

                  (f) No Dispositions. The Company shall not to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets other than in the Ordinary Course of Business.

                  (g) Investments; Indebtedness. The Company shall not (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the Ordinary Course of Business which are not, individually or in the aggregate, material to the Company (provided that none of such transactions presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger under Regulatory Law) or (ii) except as set forth in Section 5.1(g)(ii) of the Company Disclosure Schedule or in the Ordinary Course of Business, incur any indebtedness for borrowed money or guarantee any indebtedness of another Person, issue or sell any debt securities (except in connection with the incurrence of indebtedness permitted under this paragraph) or warrants or other rights to acquire any debt securities of the Company, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing other than the refinancing of debt outstanding on the date hereof on commercially reasonable terms and provided that the Company shall give the Buyer prior notice of its intent to refinance any such debt and the proposed terms thereof.

                  (h) Compensation. Except as required by law or by the express terms of any collective bargaining agreement or other agreement currently in effect and disclosed in writing to Buyer between the Company and any director, officer, consultant or employee thereof, the Company shall not increase the amount of compensation of, or pay any severance to (other than pursuant to currently existing contracts or arrangements previously disclosed to Buyer or non-material increases in the Ordinary Course of Business), any director, officer, consultant or key employee of the Company or make any increase in or commitment to increase or accelerate the payment of any employee benefit, grant any additional Company Stock Options, adopt or amend or make any commitment to adopt or amend any Company Benefit Plan or fund or make any contribution to any Company Benefit Plan or any related trust or other funding vehicle, other than regularly scheduled contributions to trusts funding qualified plans. The Company shall not accelerate the vesting of, or the lapsing of restrictions with respect to, any Company Stock Option or other stock-based award (other than pursuant to currently existing agreements, contracts or arrangements set forth in Section 5.1(h) of the Company Disclosure Schedule), and any option granted or committed to be granted after the date of this Agreement shall not accelerate as a result of the approval or consummation of any transaction contemplated by this Agreement.

                  (i) Accounting Methods. Except as required by a Governmental Entity, the Company shall not change in any material respect its methods of accounting in effect at December 31,

2001, except as required by changes in GAAP as concurred in by the Company's independent public accountants.

                  (j) Litigation. The Company shall not settle or compromise any material suit, action, proceeding or regulatory investigation pending for an amount in excess of $100,000 or enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any suit, action, proceeding or regulatory investigation pending.

                  (k) Intellectual Property. The Company shall not transfer or license to any Person or otherwise extend, amend or modify any rights to the Company Intellectual Property Rights, other than in the Ordinary Course of Business or pursuant to any contracts, agreements, arrangements or understandings currently in place that have been disclosed in writing to Buyer prior to the date of this Agreement.

                  (l) Company Contracts. The Company shall not amend or otherwise modify, or terminate, any Company Contracts, except in the Ordinary Course of Business or enter into any material joint venture, lease, service or other agreement of the Company.

                  (m) Certain Actions. The Company shall not take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Merger or the other transactions contemplated by this Agreement.

                  (n) No Related Actions. The Company shall not agree or commit to do any of the foregoing.

         5.2 Covenants of Buyer. During the period from the date of this Agreement and continuing until the Effective Time, Buyer agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or the relevant subsection in Section 5.2 of the Buyer Disclosure Schedule):

                  (a) Ordinary Course. Buyer and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall use their reasonable best efforts to keep available the services of their respective present officers and key employees, preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them.

                  (b) Governing Documents. Except to the extent required to comply with their respective obligations hereunder or with applicable law, Buyer and Merger Sub shall not, and shall not permit their respective Subsidiaries to, amend or propose to so amend their respective Certificates of Incorporation or bylaws or other governing documents.

                  (c) Certain Actions. Buyer and its Subsidiaries shall not take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Merger or the other transactions contemplated by this Agreement.

                  (d) Dividends; Changes in Share Capital. Buyer shall not (i) declare or pay any cash dividends on or make other distributions of property in respect of any Buyer Capital Stock or (ii) split, combine or reclassify any Buyer Capital Stock.

                  (e) Accounting Methods. Except as disclosed in Buyer SEC Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, Buyer shall not change in any material respect its methods of accounting in effect at December 31, 2001 except as required by changes in GAAP as concurred in by Buyer's independent public accountants.

                  (f) Governmental Filings. The Buyer shall file all reports and correspondence required to be filed by them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall, if requested by the other party and (to the extent permitted by applicable law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, correspondence, announcements and publications promptly upon request.

         5.3 Control of Other Party's Business. Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Buyer shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

         5.4 Cooperation. The Company and Buyer shall confer on a reasonable basis with each other regarding operational matters and other matters related to the Merger (to the extent permitted by applicable law or regulation or any applicable confidentiality agreement).

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 Further Assurance. At any time and from time to time from and after the Effective Time, Buyer, Company and Noteholders will, at the request and expense of the other parties hereto, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and other documents and perform or cause to be performed such acts and provide such information, as may reasonably be required to evidence or effectuate the exchange and delivery of the Company Notes in accordance with the Agreement or for the performance by Noteholders, the Company or Buyer of any of their other respective obligations under this Agreement.

         6.2 Confidentiality.

                  (a) Each of the parties hereto agree with respect to the terms and conditions of this Agreement, including, without limitation, the Merger Consideration, and all information that is furnished or disclosed by another party (collectively, "CONFIDENTIAL INFORMATION"), that (i) such Confidential Information is confidential and/or proprietary to the furnishing/disclosing party and is entitled to and shall receive treatment as such by the other parties hereto; (ii) the other parties hereto will hold in confidence and not disclose nor use (except in respect of the transactions contemplated by this Agreement which shall include disclosure for such purposes to the other parties and to Noteholders' or the Company's employees, agents or representatives who are required to have the information in order to evaluate or engage in discussions in connection therewith) any such Confidential Information, treating such Confidential Information with the same degree of care and confidentiality as they each accord its own confidential and proprietary information; provided, however, that the other parties hereto shall not have any restrictive obligation with respect to any Confidential Information which (A) is contained in a printed publication available to the general public, (B) is or becomes publicly known through no wrongful act or omission of such other party, (C) is known by such other party without any proprietary restrictions by the furnishing/disclosing party at the time of receipt of such Confidential Information; or (D) is required by Law to be disclosed; and (iii) all such Confidential Information furnished to any of the parties hereto by any other party hereto, unless otherwise specified in writing, shall remain the property of the furnishing/disclosing party, and in the event this Agreement is terminated, shall be returned to it, together with any and all copies made thereof, upon request for such return by it (except for documents submitted to an Authority with the consent of the furnishing/disclosing party or upon subpoena and which cannot be retrieved with reasonable effort).

                  (b) Each party hereto acknowledges that the remedy at law for any breach by it of its obligations under Section 6.2(a) is inadequate and that the other parties shall be entitled to equitable remedies, including an injunction, in the event of breach by such party.

         6.3 Agreement to Approve Merger.

                  (a) Each Noteholder hereby agrees to vote all of the shares of Company Capital Stock held by it and entitled to vote in favor of the Merger and the consummation of the transactions contemplated hereby at any meeting of the Shareholders (or adjournment thereof) or otherwise.

                  (b) Each Noteholder hereby agrees to vote all of the shares of Company Capital Stock held by it and entitled to vote against the approval of any Acquisition Proposal or Superior Proposal.

         6.4 Access to Information. Upon reasonable notice, the Company shall afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Buyer reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, the Company shall furnish promptly to Buyer (a) a copy of each material report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of U.S. federal or state securities laws (other than documents that such party is not permitted to disclose under applicable law or confidentiality agreement), and
(b) all other material information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that the Company may restrict the foregoing access to the extent that (i) any law, treaty, order, judgment, decree, rule or regulation of any Governmental Entity applicable to it or any agreement or contract requires it to restrict or prohibit access to any such properties or information or (ii) the information is subject to confidentiality obligations to a third party or (iii) the information is subject to the attorney-client privilege, work product privilege concerning pending or legal procedures or governmental investigations.

         6.5 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all Necessary Consents and all other consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (collectively, the "REQUIRED APPROVALS") and (ii) taking all reasonable steps as may be necessary to obtain all such Necessary Consents and the Required Approvals. In furtherance and not in limitation of the foregoing, each of Buyer and the Company agrees (i) to make, as promptly as practicable, all necessary filings with Governmental Entities relating to the Merger, and, to supply as promptly as practicable any additional information or documentation that may be requested pursuant to such laws or by such Governmental

Entities and to use reasonable best efforts to cause the receipt of Required Approvals under such other laws or from such Governmental Entities as soon as practicable. Notwithstanding anything to the contrary in this Agreement, neither Buyer nor the Company nor any of the Buyer's Subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest or agree to divest any of their respective businesses or assets, or to take or agree to take any action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Buyer (assuming the Merger has been consummated) or to substantially impair the benefits to Buyer, as of the date hereof, to be realized from consummation of the Merger, and neither Buyer or the Company shall be required to agree to or effect any divestiture, hold separate any business or take any other action that is not conditional on the consummation of the Merger.

         6.6 Acquisition Proposals.

                  (a) The Company agrees that neither it nor any of its officers and directors shall, and that it shall use its reasonable best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it, or any purchase or sale of 25% or more of the consolidated assets of it, or any purchase or sale of, or tender or exchange offer for, its equity securities that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 25% or more of its total voting power (or of the surviving parent entity in such transaction) (any such proposal, offer or transaction (other than a proposal or offer made by Buyer or an Affiliate thereof), an "ACQUISITION PROPOSAL"), (ii) have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal.

                  (b) Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act, (ii) prior to the Company Stockholder Approval being obtained, providing access to properties, books and records and providing information or data in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors of the Company receives from the person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the ThinkEquity Partners LLC Confidentiality Agreement dated December 14, 2001 (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement and such Confidentiality Agreement) (provided that all such written information that has not previously been supplied to Buyer is also provided on a prior or substantially concurrent basis to Buyer), or (iii) prior to the Company Stockholders Approval being obtained, engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal, if and only to the extent that in connection with the foregoing clauses (ii) and (iii), (1) the Company's Board of Directors (after consultation with its independent legal counsel) determines in good faith that such action is legally required for the Board of Directors to comply with its fiduciary duties to the Company's stockholders under applicable law, (2) such Acquisition Proposal is not subject to any financing contingencies or is, in the good faith judgment of the Company's Board of Directors (after consultation with its financial advisor), reasonably capable of being financed by such other person and (3) the Company's Board of Directors determines in good faith after consultation with its independent legal counsel and financial advisor (taking into account among other things the legal, financial, regulatory and other aspects of the proposal, the person making the proposal, the likelihood of consummation and the time to complete such transaction) that such Acquisition Proposal is reasonably likely to lead to a transaction that is reasonably capable of being completed on the terms proposed and that, if consummated, would reasonably be expected to result in a transaction more favorable to the Shareholders and Noteholders collectively from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "SUPERIOR PROPOSAL").

                  (c) The Company agrees that it will promptly keep Buyer informed of the status and terms of any inquiries, proposals or offers and the status and terms of any discussions or negotiations, including the identity of the party making such inquiry, proposal or offer.

                  (d) The Company agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties (other than Buyer) conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this
Section 6.6. Nothing in this Section 6.6 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article VIII hereof) or (y) affect or limit any other obligation of the Company under this Agreement.

         6.7 Fees and Expenses. Subject to Section 8.2, whether or not the transactions contemplated hereby are consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such Expenses.

         6.8 General Restrictions on Transfer. (a) In no event will any Noteholder sell, transfer, assign, pledge, hypothecate or otherwise dispose of ("TRANSFER") all or any portion of the Buyer Common Stock issued pursuant to this Agreement prior to the six-month anniversary of the Effective Time. After the six-month anniversary of the Effective Time, Noteholder shall be permitted to transfer up to 25% of the total number of shares of Buyer Common Stock and Buyer Warrants received by any such Noteholder. Thereafter, each Noteholder shall be permitted to Transfer up to an additional 25% of the total number of shares of Buyer Common Stock and Buyer Warrants received by such Noteholder pursuant to this Agreement on or after each successive six-month anniversary of the Effective Time.

                  (b) Buyer shall not be required (i) to reflect on its books any purported Transfer in violation of any of the provisions set forth in this
Section 6.8, (ii) to treat any purported transferee of such Buyer Common Stock or Buyer Warrant as a record owner of such Buyer Common Stock or Buyer Warrant, or (iii) to afford such purported transferee any right to vote, or to receive dividends in respect of, such Buyer Common Stock.

                  (c) Notwithstanding the foregoing provisions, each Noteholder may Transfer the Buyer Common Stock in accordance with the Exchange Act and Securities Act to (i) a spouse, a lineal ancestor or descendant, or adopted child, of such Noteholder, (ii) a trust for the primary benefit of any of such Noteholder or the foregoing, (iii) in the case of a Noteholder that is a partnership, any Person that is a current or former limited or general partner of such partnership; (iv) in the case of a Noteholder that is a limited liability company, any Person that is a current or former member of such Noteholder or (v) to any affiliate of such Noteholder; provided, that the transferee of such Buyer Common Stock shall agree to be bound by the limitations set forth in this Section 6.8.

         6.9 Public Announcements. Buyer, OpCo, Merger Sub and the Company shall consult with each other before issuing any press release or otherwise make any public statement with respect to the Merger or this Agreement and, except as required by law shall not issue any such press release or make any such public statement, without the other party's consent, such consent not to be unreasonably withheld or delayed.

         6.10 Notification of Certain Matters. Buyer and the Company shall promptly notify each other of (i) the occurrence or non-occurrence of any fact or event which would be reasonably likely (A) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (B) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of Buyer or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder. Each of Buyer and the Company shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

         6.11 Company Options. The Company shall terminate each Company Option (whether vested or unvested), if any, that is not exercised on or before the Effective Time, as of the Effective Time, on terms and conditions satisfactory to Buyer. Prior to the Effective Time, Company shall deliver to Buyer, in form reasonably satisfactory to Buyer, evidence that each holder's rights pursuant to the Company Option Plans and Company Options granted thereunder to acquire Company Shares or to receive any other compensation shall be terminated or cancelled and will be of no further force or effect, from and after the Effective Time.

         6.12 Company Audited 2001 Financial Statements. Prior to the Closing Date, the Company will initiate the preparation of financial statements as at December 31, 2001 and shall cooperate with and assist the Buyer and the independent certified public accountants chosen by Buyer, in the audit of such financial statements in accordance with GAAP.

         6.13 Non-Solicitation.

                  (a) FS Private or any of its Affiliates, for a period of two
(2) years from and after the Closing Date, shall not, directly or indirectly, or as the agent of another Person or through other Persons as an agent:

                           (i) solicit any current employee of the Company,
                  Buyer or any of Buyer's Subsidiaries or any individual who becomes an employee during such period to leave such employment, provided, however, that FS Private and any of its Affiliates may hire such employees after twelve months following the Closing Date as long as such employees were not solicited by FS Private or any of its Affiliates; or

                           (ii) seek to divert or dissuade from continuing to do
                  business with or entering into business with any of the Company, Buyer or any of Buyer's Subsidiaries, any supplier, customer, consultant or other Person that had a business relationship with or with which any of the Company, Buyer or any of Buyer's Subsidiaries was actively planning or pursuing a business relationship during such two-year period.

                  (b) In the event of a breach or threatened breach of this
Section 6.13, Buyer shall be entitled to an injunction restraining such breach. Nothing herein contained shall be construed as prohibiting any party from pursuing any other remedy available to it for such breach or threatened breach.

         6.14 Additional Payments.

                  (a) At or promptly after the Effective Time, Buyer shall make the following payments: (i) $750,000 to ThinkEquity for the performance of services referred to in Section 4(x) of this Agreement, (ii) an amount equal to the TransAmerica Debt outstanding and (iii) $250,000 to Stroock & Stroock & Lavan LLP for costs and expenses incurred by the Company in connection with the negotiation and documentation of the Merger and related matters.

                  (b) Buyer shall make the following payments: (i) payments of $900,000 in the aggregate to key employees of the Company in accordance with the Management Change of Control Incentive Plan, (ii) severance payment of $225,000 to Scott Redd pursuant to his employment agreement with the Company dated as of November 1, 2000, in accordance with the terms of such agreement and (iii) $750,000 to EOP in respect of the termination of the Company's lease for the Mountain View, California premises, in accordance with the lease termination agreement between EOP and the Company.

         6.15 Registration Rights. Buyer will, within six (6) months after the Closing Date, prepare and file with the SEC a registration statement on Form S-3, (the "S-3 REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of the Buyer Common Stock issued in connection with this Agreement, and the Buyer Common Stock issuable upon exercise of the Buyer Warrants or pursuant to Section 3.7, as the case may be, containing a resale prospectus for such Buyer Common Stock in connection with the registration under the Securities Act of such Buyer Common Stock. The Buyer will, and will cause its accountants and lawyers to, use their reasonable best efforts to have or cause the S-3 Registration Statement declared effective as promptly as practicable after such filing, including, without limitation, causing its accountants to deliver necessary or required instruments such as opinions, consents and certificates, and will take any other action required or necessary to be taken under federal or state securities laws or otherwise in connection with the registration process. Buyer shall also take any action required to be taken under state "blue sky" or other securities laws in connection with the issuance of shares of Buyer Common Stock pursuant to this Agreement or the Buyer Warrants and pursuant to the S-3 Registration Statement. The Noteholders acknowledge that the Escrow Shares shall be subject to the provisions of Article
IX. In connection with the S-3 Registration Statement, Buyer will:

                           (i) prepare and file with the SEC such amendments and
                  supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the time that all the shares of Buyer Common Stock have been sold pursuant thereto or pursuant to Rule 144 under the Securities Act and to comply with the provisions of the Securities Act with respect to the disposition of all Buyer Common Stock covered by such registration statement during such time in accordance with the intended methods of disposition by the holders thereof set forth in such registration statement;

                           (ii) furnish to each holder of Buyer Common Stock
                  covered by such registration such reasonable number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such holder may reasonably request in order to facilitate the disposition of such Buyer Common Stock;

                           (iii) notify each holder of Buyer Common Stock
                  covered by such registration, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement (or any document incorporated therein by reference) contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not misleading, and prepare a supplement or amendment to such prospectus (or any document incorporated therein by reference) immediately thereafter so that such prospectus (or any document incorporated therein by reference) will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                           (iv) cause all such Buyer Common Stock covered by
                  such registration to be listed on each securities exchange or automated quotation system on which similar securities issued by the Buyer are then listed;

                           (v) make available at the Company's principal place
                  of business for inspection by any holder of Buyer Common Stock covered by such registration, and any attorney, accountant or other agent retained by any such holder, all financial and other records, pertinent corporate documents and properties of Buyer and cause Buyer's officers, directors and employees to supply all information reasonably requested by any such holder, attorney, accountant or agent in connection with such registration statement or such other document;

                           (vi) otherwise use its reasonable best efforts to
                  comply with all applicable rules and regulations of the SEC;

                           (vii) pay all registration expenses for the S-3
                  Registration Statement, except for underwriting discounts and commissions and agency fees and the fees and disbursements of any counsel or other advisors retained by any holder of Buyer Common Stock; and

                           (viii) indemnify each holder of Buyer Common Stock
                  included in the S-3 Registration Statement, each such holder's officers, directors and partners, and each person controlling such holder (within the meaning of the Securities Act and the rules and regulations thereunder), against all claims, losses, damages, liabilities (or actions in respect thereof) and expenses arising out of or based on any untrue or alleged untrue statement of a material fact contained in the S-3 Registration Statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Buyer of the Securities Act or any rule or regulation thereunder which violation relates to action or inaction required of Buyer in connection with such registration, and will reimburse each such holder, such holder's officers, directors, partners and members, and each person controlling such holder for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that Buyer will not be liable in any such case to the extent that any such claim, loss, damage, liability or action arises out of or is based on any untrue or alleged untrue statement or omission or alleged omission of material fact based upon written information furnished to Buyer by such holder and stated to be specifically for use therein.

                           Each such holder will, severally and not jointly,
                  indemnify each of Buyer, each of Buyer's directors and officers and each person who controls Buyer (within the meaning of the Securities Act and the rules and regulations thereunder), each other holder whose Buyer Common Stock is included in such registration and each of such other holder's officers, directors and partners and each person controlling such other holder, against all claims, losses, damages and liabilities (or actions in respect thereof) and expenses arising out of or based on any untrue or alleged statement of a material fact contained in any such registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Buyer, its officers and directors, each person controlling Buyer, each such other holder, and such other holder's officers, directors, partners and control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue or alleged statement or omission or alleged omission is made in such registration statement, prospectus or preliminary prospectus in reliance upon and in conformity with written information furnished to Buyer by such holder and stated to be specifically for use therein; provided, however, that no such holder shall be required to undertake liability to any Indemnified Party under this Section 6.15 for any amounts in excess of the dollar amount of the proceeds from the sale of such holder's registrable Buyer Common Stock or Buyer Common Stock issuable upon exercise of the Buyer Warrants pursuant to the S-3 Registration Statement. The indemnification obligations of the holders of Buyer Common Stock included in the S-3 Registration Statement pursuant to this Section 6.15 shall be in addition to any liabilities such holder may otherwise have pursuant to this Agreement and the indemnification obligations hereunder shall not be subject to any limitations on liabilities set forth elsewhere in this Agreement.

                           Each party entitled to indemnification under this
                  Section 6.15 (an "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (an "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and, unless in such Indemnified Party's reasonable judgment a conflict of interest may exist between such Indemnified Party and such Indemnifying Party with respect to such claim, shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6.15, except to the extent that the Indemnifying Party's ability to conduct such defense shall have been materially prejudiced by such failure. To the extent that, in the opinion of counsel to the Indemnified Party, a conflict of interest exists between an Indemnified Party and the Indemnifying Party, then such Indemnified Party shall be entitled to separate counsel at the expense of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and any litigation resulting therefrom.

                           Each holder of Buyer Common Stock included in the S-3
                  Registration Statement shall furnish to Buyer such information regarding such holder and the distribution proposed by such holder as the Buyer may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this
                  Section 6.15.

         6.16 Tax Matters and Indemnity.

                  (a) Each of the parties hereto agrees that, for all federal, state, and local income Tax purposes, (i) the Company Notes shall be treated as equity in the Company and (ii) the Merger shall be treated as a sale by the Company of its assets to Merger Sub in consideration for the Merger Consideration and the assumption of the Company's liabilities by Merger Sub (the "DEEMED ASSET SALE") followed by the liquidation of the Company. Each of the parties agrees not to take any position, or make any filing, with a taxing authority, that is inconsistent with the foregoing sentence.

                  (b) The parties shall use their best efforts to enter into an agreement as soon as possible after the Closing Date to allocate the Merger Consideration and assumed liabilities to the assets of the Company acquired in the Deemed Asset Sale in accordance with Code section 1060 and the regulations promulgated thereunder. Buyer shall deliver to the Noteholder Representative a proposed allocation of the Merger Consideration and assumed liabilities within 60 days after the Closing Date. If the Noteholder Representative does not object in writing to the proposed allocation within 20 days, such proposed allocation shall be deemed accepted and used in completing the final income Tax Returns of the Company. If the Noteholder Representative objects to Buyer's proposed allocation, the Noteholder Representative shall give Buyer its reasons for the objection, and Buyer and the Noteholder Representative shall use reasonable efforts to resolve their differences. If 30 days after the date on which the Noteholder Representative has given Buyer its notice of objections, the parties have not adopted an agreed allocation, any dispute related thereto shall be referred to, and resolved by, the Independent Auditors within 30 days after such referral. The Independent Auditors' determination shall be conclusive and binding upon the parties hereto. The costs, expenses, and fees of the Independent Auditors shall be paid from the Escrow Fund. The Buyer shall use the agreed allocation pursuant to this Section 6.16(b) to complete IRS Form 8594 for the Company and for Merger Sub and to complete the final income Tax Returns of the Company. A copy of the Company's and Merger Sub's IRS Form 8594 shall be delivered to the Noteholder Representative.

                  (c) Buyer shall prepare, or cause to be prepared, and timely file, the 2001 income Tax Returns of the Company and the final income Tax Returns of the Company for the taxable period that ends on the Closing Date. At least 30 days prior to the due date of such Tax Returns, Buyer shall submit to the Noteholder Representative for its review a copy of each such Tax Return. If Noteholder Representative objects to a Tax Return in writing within 10 days of its submission, Buyer and Noteholder Representative will negotiate to resolve their differences before the due date of the Tax Return; provided however, Buyer shall not be required to accept the Noteholder Representative's comments unless the Noteholder Representative (i) agrees in writing to separately indemnify Buyer and its Affiliates with respect to such income Tax Return for as long as the statute of limitation for such return is open, (ii) posts with Buyer such securities, cash, or other property to secure such indemnity for such period as Buyer determines is necessary and (iii) provides Buyer, at Noteholder Representative's expense, with an opinion of the Independent Auditors or nationally recognized tax counsel that Noteholder Representative's position will more likely than not be upheld upon challenge. If no written objection is made to Buyer within such 10-day period, Noteholder Representative will be deemed to have accepted such income Tax Returns. Except as otherwise provided in this section 6.16(c), any Taxes due with respect to such income Tax Returns or third-party out-of-pocket costs in preparing such Tax Returns shall be paid only from the Escrow Fund.

                  (d) Within 30 days of the Closing Date, Buyer shall prepare and file for the Company IRS Form 966 identifying the Merger as a liquidation of the Company. If required by applicable law, Buyer shall cause the Company to timely prepare and file with the IRS and each non-exempt recipient of the Merger Consideration IRS Form 1099-DIV to report liquidation proceeds.

                  (e) Without the prior written approval of the Buyer, the Noteholders shall not allow the Company on or before the Effective Time: (i) to change its fiscal year, (ii) to make any Tax election that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Buyer or its Affiliates, (iii) to change any Tax method of accounting, (iv) to settle any Tax claim or assessment, or (v) to surrender any right to claim a Tax refund or to any extension or waiver of the limitations period applicable to any Tax claim or assessment.

                  (f) The Noteholders shall cause the Company to prepare and file all Tax Returns of the Company due (taking into account any effective extensions in the time for filing) on or prior to the Closing Date, which Tax Returns shall be prepared and filed timely (taking into account any effective extensions in the time for filing) and on a basis consistent with prior practice with respect to the treatment of specific items on such Tax Returns; provided, however, that if the treatment of an item on any such Tax Return has not been provided by prior practice, the Noteholders shall cause the Company to report such items in a manner that would result in the least amount of Tax liability to the Buyer and its Affiliates for periods ending after the Closing Date provided there is controlling legal support for such position and to do so does not cause or increase a tax liability of the Company. Buyer shall cause the Surviving Corporation to prepare and file all Tax Returns of the Company and Merger Sub due after the Closing Date; which Tax Returns, to the extent they relate to taxable periods of the Company beginning prior to the Closing Date and ending after the Closing Date, shall be prepared and filed timely and on a basis consistent with existing procedures for preparing such Tax Returns and in a manner consistent with prior practice with respect to the treatment of specific items on such Tax Returns, unless such treatment does not have sufficient legal support to avoid the imposition of penalties.

                  (g) Buyer and the Noteholders shall provide each other with such assistance as may reasonably be requested by the others in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liabilities for Taxes. Such assistance shall include making employees available on a mutually convenient basis to provide additional information or explanation of material provided hereunder and shall include providing copies of relevant Tax Returns and supporting material. The party requesting assistance hereunder shall reimburse the assisting party for reasonable out-of-pocket expenses incurred in providing assistance. Buyer and the Noteholders will retain for the full period of any statute of limitations and provide the others with any records or information which may be relevant to such preparation, audit, examination, proceeding or determination.

                  (h) During the period in which the Escrow Fund is in place or a separate indemnity agreement is in place pursuant to Section 6.16(c), if in connection with any examination, investigation, audit or other proceeding in respect of any Tax Return covering the operations of the Company on or before the Closing Date, any governmental body or authority issues to the Company, Buyer, or Merger Sub a written notice of deficiency, a notice of reassessment, a proposed adjustment, an assertion of claim or demand concerning the taxable period covered by such Tax Return, Buyer shall notify Noteholders of its receipt of such communication from the governmental body or authority within thirty (30) business days after receiving such communication. No failure or delay of Buyer in the performance of the foregoing shall reduce or otherwise affect the obligations or liabilities of Noteholders pursuant to this Section 6.16, except to the extent that such failure or delay shall have adversely affected the Noteholders' ability to defend against any liability or claim for Taxes that the Noteholders are obligated to pay hereunder. Except as provided below, during the period in which the Escrow Fund is in place or a separate indemnity agreement is in place pursuant to Section 6.16(c) the Noteholders shall, at their expense, have the right to participate in the contest of any such assessment, proposal, claim, reassessment, demand or other proceedings in connection with any Tax Return covering taxable periods of the Company ending on or before the Closing Date. Buyer will not settle or resolve any issues related to Taxes for such period unless it obtains the prior written consent of the Noteholder Representative. If any examination, investigation, audit or other proceeding relates to a Tax Return for a period that begins after the Closing Date or begins before and ends after the Closing Date, Buyer and its Affiliates shall solely participate in, control and resolve such examination, investigation, audit or other proceeding, provided that, during the period in which the Escrow Fund is in place or a separate indemnity agreement is in place pursuant to Section 6.16(c), Buyer shall communicate with the Noteholders regarding the status of such examination, investigation, audit or proceeding, and Buyer shall not settle or resolve any examination, investigation, audit or other proceeding for Taxes for a taxable period (including portions thereof) ending on or prior to the Closing Date unless it obtains the approval of the Noteholder Representative or agrees to release the Noteholders from any indemnification liability with respect to such Tax claim. After the Escrow Fund and any separate indemnity agreement under Section 6.16(c) hereof have terminated, the Noteholders shall have no further right to participate in an examination, investigation, audit or other proceeding for Taxes of the Company unless the Noteholders separately agree in writing to indemnify Buyer and its Affiliates with respect to such Taxes and post with Buyer such securities, cash, or other property to secure such indemnity for such period as Buyer determines is necessary.

                  (i) The Noteholders shall indemnify Buyer and its Affiliates for any losses and expenses (including attorneys' fees and costs) incurred with respect to (i) Taxes of the Company for taxable periods or portions thereof ending on or prior to the Closing Date; or (ii) failing to comply with their obligations under this Section 6.16. With respect to liability for Taxes of the Company for a taxable period that begins before but does not end on the Closing Date, the Tax liability shall be deemed allocated to the period prior to the Closing Date based on the number of days in the period before and including the Closing Date to the number of days in the whole taxable period. If there is an adjustment on any Tax Return for the Company which creates a deficiency in Taxes for which Noteholders are liable under this Section 6.16, Buyer may withdraw the Taxes from the Escrow Fund only. Except with respect to Taxes on the final income Tax Returns of the Company described in Section 6.16(c), no indemnity of Noteholders shall be payable under this Section 6.16 until the occurrence of any action by any taxing authority that is final or, if not final, is acquiesced in by Noteholders during the course of any audit or any proceeding relating to Taxes. The indemnity obligations under this Section 6.16 shall control over any provisions in Section 9.3 of this Agreement, except that Section 9.3 shall govern any indemnity with respect to any breach by the Company of its representations and warranties in Section 4.1(p).

                  (j) Each Noteholder shall be responsible for, and indemnify the Buyer with respect to, any recording, transfer, documentation, or similar Tax imposed or resulting on the exchange of the Buyer Common Stock for the Company Notes.

                  (k) Except to the extent the Noteholders elect to enter into a separate indemnity agreement pursuant to Section 6.16(c), the indemnification obligations of the Escrow Noteholders under this Section 6.16 constitute and shall be the sole and exclusive right and remedy of the Buyer against the Noteholders for any Adverse Consequence arising out of or relating to (i) Taxes of the Company for taxable periods or portions thereof ending on or prior to the Closing Date or (ii) the failure of any Noteholder to comply with its obligations under this Section 6.16. Except to the extent the Noteholders elect to enter into a separate indemnity agreement pursuant to Section 6.16(c), the maximum amount of any payments for Adverse Consequences arising under this
Section 6.16, together with any payments for Adverse Consequences arising under
Section 9.3, shall not exceed the value of the Escrow Fund. Except to the extent the Noteholders elect to enter into a separate indemnity agreement pursuant to Section

         6.16(c), after the Closing Date, the sole remedy of the Buyer with respect to every matter under this Section 6.16 and the sole source of satisfying such remedy shall be, the Escrow Fund.

         6.17 Surviving Corporation. From and after the Effective Time, Buyer shall use commercially reasonable efforts to develop, market, commercialize and sell the Surviving Corporation's products and services.

         6.18 Director and Officer Indemnification. (a) For four years after the Effective Time, the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company (each a "COMPANY INDEMNIFIED PARTY") against all losses, claims, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the prior written consent of Buyer, which will not be unreasonably withheld)) arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the Effective Time to the full extent permitted under DGCL (or the laws of such other state in which the Surviving Corporation may subsequently be domesticated if at least as favorable) or the Surviving Corporation's certificate of incorporation and bylaws, except to the extent such amounts are paid under directors' and officers' liability insurance; provided, that any determination required to be made with respect to whether a Company Indemnified Party's conduct complies with the standards set forth under the DGCL (or the laws of such other state in which the Surviving Corporation may be subsequently be domesticated if at least as favorable), the Surviving Corporation's certificate of incorporation or bylaws, as the case may be, shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Company Indemnified Party; and provided, further, that nothing herein shall impair any rights or obligations of any Company Indemnified Party. In the event that any claim or claims are brought against any Company Indemnified Party (whether arising before or after the Effective Time), such Company Indemnified Party may select counsel for the defense of such claim, which counsel shall be reasonably acceptable to the Buyer.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

         7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the Company and Buyer to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.

                  (b) No Injunctions or Restraints; Illegality. No law shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

         7.2 Additional Conditions to Obligations of Buyer. The obligations of Buyer to effect the Merger are subject to the satisfaction, or waiver by Buyer, on or prior to the Closing Date, of the following conditions:

                  (a) Representations and Warranties.

                           (i) Each of the representations and warranties of the
                  Company and Noteholders set forth in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and each of such representations and warranties that is not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties specifically relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

                           (ii) Buyer shall have received a certificate of the
                  chief executive officer and the chief financial officer of the Company, and a certificate of the Noteholder Representative, each dated the Closing Date, to the effect set forth in subsections (i) above.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing; and Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

                  (c) Performance of Obligations of the Noteholders. The Noteholders shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing; and Buyer and Company shall have received a certificate signed on behalf of each Noteholder by an authorized representative of such Noteholder to such effect.

                  (d) Third Party Consents. The Company shall have obtained all consents and approvals of third parties referred to in Section 7.2(c) of the Company Disclosure Schedule.

                  (e) No Material Adverse Effect. There shall have occurred no Material Adverse Effect in or with respect to the business of the Company or the Company since the date hereof.

                  (f) Opinion of Counsel. Buyer shall have received the opinion of counsel of Stroock & Stroock & Lavan LLP, as counsel to the Company, dated the Closing Date, in a form and subject to such expectations as are customary for transactions similar to those contemplated hereby, which form shall be reasonably acceptable to Buyer.

                  (g) Tax Opinion. The Buyer shall have received a copy of the opinion from PriceWaterhouseCoopers LLP to the Company, at the expense of the Escrow Noteholders, that concludes, after a reasonable good faith analysis of the material facts and applicable tax law: (i) the Company will have for federal income Tax purposes at the Effective Time (A) adjusted basis in its assets of at least $10 million and (B) net operating losses, net operating loss carryforwards (after application of Code section 382) and net unrealized built-in gain within the meaning of Code section 382 of at least $30 million and (ii) for all state income Tax purposes, the Company will not incur any material income Tax liability from the transactions contemplated by this Agreement.

                  (h) Bonus Payments. Buyer shall have received assurance reasonably satisfactory to it that the costs associated with contractual payments under the Management Change of Control Incentive Plan following the consummation of the transactions contemplated hereby shall not be greater than

$900,000. Except as set forth in Section 7.2(h) of the Company Disclosure Schedule, the Buyer shall not be responsible, nor shall the Surviving Corporation be responsible, for any change in control payments or other bonus payments to any current or former employees of the Company other than those set forth in this Section 7.2(h).

                  (i) Dissenters. Shareholders owning an aggregate percentage interest of at least the respective percentage interests of the classes and series of Company Capital Stock described in Exhibit B hereto shall have consented to the Merger.

         7.3 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction, or waiver by the Company, on or prior to the Closing Date, of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Buyer and Merger Sub set forth in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and each of such representations and warranties that is not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties specifically relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date). The Company shall have received a certificate of the chief executive officer and the chief financial officer of Buyer and an authorized officer of Merger Sub, dated the Closing Date, to such effect.

                  (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing; and the Company shall have received a certificate signed on behalf of Buyer by the chief executive officer and chief financial officer of Buyer to such effect.

         7.4 Additional Conditions to Obligations of the Noteholders. The respective obligations under this Agreement of the Noteholders to exchange the Company Notes pursuant to this Agreement are subject to the satisfaction or waiver by the Noteholders on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Buyer set forth in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and each of such representations and warranties that is not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties specifically relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date). The Noteholders shall have received a certificate of the chief executive officer and the chief financial officer of Buyer dated the Closing Date, to such effect.

                  (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing; and the Noteholders shall have received a certificate signed on behalf of Buyer by the chief executive officer and chief financial officer of Buyer to such effect.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

         8.1 Termination. This Agreement may be terminated at any time prior to the Closing only as follows:

                  (a) by mutual written consent of the Company and Buyer;

                  (b) by the Company if OpCo, Merger Sub or Buyer is in material breach of any material representation, warranty or covenant under this Agreement (and Noteholders and Company are not then in material breach of any material representation, warranty or covenant of this Agreement);

                  (c) by Buyer if any Noteholder or the Company is in material breach of any material representation, warranty or covenant under this Agreement (and OpCo, Merger Sub or Buyer are not then in material breach of any material representation, warranty or covenant);

                  (d) by the Company if, at or before the Closing, any condition set forth herein for the benefit of Noteholders and the Company shall not have been timely met and cannot be met on or before the Closing Date and has not been waived;

                  (e) by the Company, if, prior to the Company Stockholder Approval having been obtained, the Company receives an unsolicited bona fide written Acquisition Proposal that the Company's Board of Directors determines in good faith after consultation with its independent legal counsel and financial advisor is a Superior Proposal;

                  (f) by Buyer if, at or before the Closing, any condition set forth herein for the benefit of Buyer, OpCo or Merger Sub shall not have been timely met and cannot be timely met on or before the Closing Date and has not been waived; or

                  (g) by Buyer or the Company or the Noteholder Representative if the Closing shall not have occurred on or before May 17, 2002 (and such terminating party is not then in material breach of any material representation, warranty or covenant of this Agreement).

         8.2 Effect of Termination.

                  (a) In the event of termination of this Agreement by either the Company or Buyer as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective officers or directors except with respect to
Section 4.1(x), Section 4.2(m), Section 6.2, Section 6.7, Section 6.9, this
Section 8.2 and Article X, which provisions shall survive such termination; provided that, notwithstanding anything to the contrary contained in this Agreement, neither Buyer nor the Company shall be relieved or released from any liabilities or damages arising out of its willful material breach of this Agreement.

                  (b) In the event of termination of this Agreement by either the Company or Buyer as provided in Section 8.1, all confidential and/or proprietary information of either party that is in the possession of the other party at the time of such termination, including, without limitation, all computer software, technical information, designs, schematics, documents, reports, manuals, memoranda, business information or customer lists, shall be immediately returned to the property owner, and the confidentiality of any and all such material shall be maintained.

                  (c) The parties hereto acknowledge that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither Buyer nor the Company would enter into this Agreement.

         8.3 Amendment. This Agreement may be amended by the parties hereto, at any time before or after the Company Stockholder Approval, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval (unless made subject to such approval). This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by the respective Boards of Directors of the Buyer and the Company, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party hereto. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                                 INDEMNIFICATION

         9.1 Survival of Representations and Warranties. The representations and warranties set forth in Article IV shall survive for a period of 12 months after the Effective Time; provided, however, that if a notice is given as provided herein before expiration of the representation or warranty, then notwithstanding the expiration thereof any claim based on such representation or warranty shall survive until the resolution of such claim.

         9.2 Indemnification by Buyer. (a) Buyer agrees, subject to the other terms and conditions of this Agreement, to indemnify the Noteholders (and Noteholders' directors, officers, employees, controlling persons, affiliates, successors, assigns, representatives, advisors and legal counsel (collectively, the "NOTEHOLDER INDEMNITEES")) against, and hold them harmless from, any Adverse Consequences of the Noteholders related to or arising out of (i) as of the date hereof or the Closing Date, the breach of the representations and warranties of Buyer, Merger Sub and OpCo contained in Section 4.2 hereof or (ii) the failure by the Buyer, Merger Sub or OpCo to perform any of its covenants or obligations hereunder or contained in this Agreement.

                  (b) No claim may be made after the Closing Date against Buyer for indemnification pursuant to Section 9.2(a) unless the aggregate of all Adverse Consequences of the Noteholders (exclusive of legal fees incurred in connection with pursuing such claim) with respect to Section 9.2(a) shall in the aggregate exceed $10,000; provided, however, THAT ANY LIABILITY OF BUYER UNDER
ARTICLE III OR SECTIONS 4.2(j) OR 6.7 OR 6.18 SHALL NOT BE SUBJECT TO SUCH LIMITATIONS; AND PROVIDED, FURTHER that under no circumstances shall liability of Buyer under Section 9.2(a) exceed $10,000,000. This Section 9.2 is not intended to address the liability of Buyer for any breach of any representation, warranty or covenant if the Merger is not consummated.

                  (c) The Noteholder Indemnitees agree to give Buyer through the Noteholder Representative prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which they have knowledge concerning any liability or damage as to which they may request indemnification hereunder (a "CLAIM NOTICE" which contains (a) a description and the amount (the "CLAIM AMOUNT") of such indemnification request, and (b) a statement that the Noteholder Indemnitees are entitled to indemnification hereunder and a reasonable explanation of the basis therefor (a copy of such Claim Notice shall also be delivered to the Escrow Agent)); provided, however, that no delay on the part of the Noteholder Representative in notifying Buyer shall relieve Buyer from any liability or obligation hereunder unless (and then solely to the extent that) Buyer can demonstrate that it was damaged by such delay. Buyer will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Noteholder Indemnitees from all liability with respect thereto without the written consent of the Noteholder Representative which will not be unreasonably withheld. Buyer shall have the right to direct, at its own expense and through counsel of its own choosing, the defense or settlement of any such claim or proceeding. The Noteholder Representative shall provide Buyer with access to all records and personnel of the Noteholder Indemnitees and the Company relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with and assist, at Buyer's request, Buyer in the defense or settlement thereof, and Buyer shall reimburse the Noteholder Representative for all reasonable out-of-pocket expenses in connection therewith. If Buyer elects to direct the defense of any such claim or proceeding, the Noteholder Representative shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless Buyer consents in writing to such payment or unless Buyer, subject to the last sentence of this Section 9.2(c), withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of the Noteholders' Indemnitees or Buyer is entered against the Noteholder Representative for such liability. If Buyer shall fail to assume the defense of such claim in the manner provided above, or if, after commencing or undertaking any such defense, fails to prosecute diligently or withdraws from such defense, the Noteholder Representative shall have the right to undertake the defense or settlement thereof, and the Noteholder Representative may defend against, or enter into any settlement with respect to, the matter in any manner the Noteholder Representative reasonably may deem appropriate.

                  (d) The indemnification obligations of the Buyer under this
Section 9.2 constitute and shall be the sole and exclusive right and remedy of the Noteholder Indemnitees against the Buyer for any Adverse Consequences arising out of or relating to this Agreement, including, without limitation, with respect to any breach by the Buyer of any representation, warranty or covenant hereunder; provided, however, nothing in this Section 9.2(d) shall limit any equitable remedy, including injunction, that Noteholder Indemnitees may have pursuant to this Agreement.

         9.3 Indemnification by the Noteholders. (a) The Escrow Noteholders, jointly and severally, agree, subject to the other terms and conditions of this Agreement and the Escrow Agreement, to indemnify Buyer (and Buyer's directors, officers, employees, controlling persons, affiliates, successors, assigns, representatives, advisors and legal counsel (collectively, the "BUYER INDEMNITEES")) against, and hold them harmless from, any Adverse Consequences of the Buyer related to or arising out of (i) as of the date hereof or on the Closing Date, the breach of any representation or warranty of the Company or the Noteholders contained in this Agreement or the Company Disclosure Schedule (without regard to any "materiality", "Company Material Adverse Effect", "substantial compliance" or similar exception or qualifier solely for the purpose of determining the amount of any Adverse Consequences) (or in any certificate delivered by the Company under this Agreement) or the failure by the Company or any Noteholder (including FS Private pursuant to Section 6.13) to perform any of its covenants or obligations hereunder or contained in this Agreement or the Company Disclosure Schedule (or in any certificate or financial statements delivered by the Company or the Noteholders under this Agreement),
(ii) any

Company Contract with a Governmental Entity that may not be terminated by the Governmental Entity on notice of 90 days or less, due to the consummation of the transactions contemplated by this Agreement, including, without limitation, the loss of net profit that the Company would have otherwise recognized but for the consummation of the transactions contemplated by this Agreement, and (iii) any brokers' commissions, finders' fees or other like payments incurred or alleged to have been incurred by the Company or Noteholders in connection with the Merger or the consummation of the other transactions contemplated by this Agreement other than the payment of $750,000 to ThinkEquity for the performance of services referred to in Section 4.1(x) of this Agreement. The Noteholders agree to establish the Escrow Fund pursuant to Section 9.3(c) for the purpose of securing the Noteholders' indemnification obligations hereunder.

                  (b) If any Buyer Indemnitee receives any insurance proceeds after the Noteholders shall have made any payment to such Buyer Indemnitee with respect to Adverse Consequences, such Buyer Indemnitee shall promptly remit such payment to the Noteholder Representative to the extent of such insurance proceeds received. Buyer agrees to cause the Surviving Corporation to, and the Surviving Corporation shall, make appropriate claims in good faith under its insurance policies, if any, covering any liability for which the Noteholders are providing any indemnity under this Article IX and use commercially reasonable efforts to collect on such claims.

                  (c) Except as with respect to a claim for Taxes under Section
6.16 or a breach of a representation or warranty in Section 4.1(f), no claim may be made after the Closing Date against the Escrow Fund for indemnification pursuant to Section 9.3(a) unless (i) the aggregate Adverse Consequences of such claim (or series of related claims) shall in the aggregate exceed $10,000 and
(ii) the aggregate of all Adverse Consequences of the Buyer (exclusive of legal fees incurred in connection with pursuing such claim) with respect to Section 9.3(a) shall in the aggregate exceed $300,000. The maximum amount of any payments for Adverse Consequences (including indemnification payments required to be made to Buyer Indemnitees under this Section 9.3) shall not exceed the value of the Escrow Fund (as determined below). FOR THE PURPOSE OF DETERMINING THE NUMBER OF ESCROW SHARES TO BE DELIVERED TO BUYER IN PAYMENT OF ANY INDEMNIFICATION DUE BUYER HEREUNDER, SUCH SHARES SHALL BE VALUED AT THEIR BUYER SHARE MARKET VALUE, EXCEPT THAT THE REFERENCE TO THE DATE IN THE DEFINITION OF SUCH TERM SHALL BE REPLACED BY THE DATE AS OF WHICH THE AMOUNT OF SUCH INDEMNIFICATION IS FINALLY DETERMINED; PROVIDED THAT, IF AT SUCH TIME THE BUYER COMMON STOCK IS NO LONGER LISTED ON NASDAQ, THE METHOD OF DETERMINING THE FAIR MARKET VALUE OF SUCH SHARES SHALL BE A CUSTOMARY METHOD REASONABLY AGREED BY THE PARTIES IN GOOD FAITH. The Buyer agrees to use reasonable efforts to collect from the Company's applicable insurance policy that would otherwise provide protection or reimbursement any claim of Adverse Consequences that would otherwise be made pursuant to Section 9.3(a) unless any such effort would result in detriment to the Buyer. The Noteholders shall not have any right of contribution from the Company with respect to any loss claimed by the Buyer Indemnitees after the Closing Date; provided, however, that the foregoing shall not limit or preclude any Noteholders' rights to seek indemnification, contribution or advancement of expenses against the Surviving Corporation as contemplated under Section 6.18 hereof. This Section 9.3 is not intended to address the liability of the Company or the Noteholders for any breach of any representation, warranty or covenant if the Merger is not consummated.

                  (d) As security (i) for the indemnity provided for in this
Section 9.3 and (ii) to satisfy the adjustments pursuant to Section 3.5, each of the Escrow Noteholders receiving Buyer Common Stock in pursuant to this Agreement will be deemed to have received and deposited with the Escrow Agent the Escrow Shares (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Buyer after the Closing Date with respect to the Escrow Shares). The Escrow Shares will be deposited with and will be held by the Escrow Agent, such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth in the Escrow Agreement. The portion of the Escrow Fund contributed on behalf of each Escrow Noteholder shall be in proportion to the aggregate Buyer Common Stock which such Escrow Noteholder would otherwise be entitled under Section 3.2. While so held by the Escrow Agent, and subject to the sale or cancellation of the Escrow Shares pursuant hereto, the Escrow Noteholders shall have the right to vote their respective Escrow Shares and to receive dividends thereon, if any, but shall not have the right to pledge, hypothecate, grant a security interest in or otherwise transfer or encumber such Escrow Shares. The Escrow Noteholders shall be responsible for any Taxes on any earnings or income of the Escrow Fund. Escrow Agent shall release all Escrow Shares not sold or cancelled in accordance with Article IX or
Section 3.5 on the first anniversary of the Effective Time and deliver such Escrow Shares to the Escrow Noteholders, pro rata in accordance with their respective pro rata percentages of the Buyer Common Stock to be issued pursuant to this Agreement, unless there is then pending an unresolved indemnification claim in which case Escrow Shares necessary to satisfy such claim shall be released and delivered only upon satisfaction of such claim.

                  (e) The Buyer Indemnitees agree to give the Noteholder Representative, with a copy to the Escrow Agent, prompt Claim Notice which shall contain information similar to that described in Section 9.2(c); provided, however, that no delay on the part of any Buyer Indemnitee in notifying the Noteholder Representative shall relieve the Noteholders from any liability or obligation hereunder unless (and then solely to the extent that) the Noteholders can demonstrate that they were damaged by such delay. The Noteholders will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases any Buyer Indemnitee from all liability with respect thereto, without the written consent of the Buyer Indemnitees which will not be unreasonably withheld. The Noteholders shall have the right to direct, at their expense and through counsel of their own choosing, the defense or settlement of any such claim or proceeding. The Buyer Indemnitees shall provide the Noteholders or their representatives with reasonable access to all records and personnel of the Company relating to any such claim, assertion, event or proceeding during normal business hours. If the Noteholders elect to direct the defense of any such claim or proceeding, the Buyer Indemnitees shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Noteholder Representative consents in writing to such payment or unless the Noteholders, subject to the last sentence of this Section 9.3(e), withdraw from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of Noteholders or the Buyer Indemnitees is entered against the Buyer Indemnitees for such liability. If the Noteholders shall fail to assume the defense of such claim in the manner provided above, or if, after commencing or undertaking any such defense, fail to prosecute diligently or withdraw from such defense, the Buyer Indemnitees shall have the right to undertake the defense or settlement thereof, and the Buyer Indemnitees may defend against, or enter into any settlement with respect to, the matter in any manner the Buyer Indemnitees reasonably may deem appropriate.

                  (f) Indemnities with respect to Tax matters, other than any indemnity relating to a breach by the Company of its representations or warranties in Section 4.1(p), shall be governed and controlled by Section 6.16 of this Agreement and not this Section 9.3.

                  (g) Except with respect to any indemnification obligations of the Noteholders pursuant to Sections 6.15 and 6.16, the indemnification obligations of the Escrow Noteholders under this Section 9.3 constitute and shall be the sole and exclusive right and remedy of the Buyer Indemnitees against the Noteholders for any Adverse Consequences arising out of or relating to this Agreement, including, without limitation, with respect to any breach by any Noteholder of any representation, warranty or covenant under this Agreement; provided, however, nothing in this Section 9.3(g) shall limit any equitable remedy, including injunction, that Buyer Indemnitees may have pursuant to this Agreement.

         9.4 Noteholder Representative; Approval of Noteholders.

                  (a) FS Private shall be constituted and appointed as agent ("NOTEHOLDER REPRESENTATIVE") for and on behalf of the Noteholders to give and receive notices and communications, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Noteholder Representative for the accomplishment of the foregoing. Such agency may be changed by a majority vote or by the written consent of the majority of the Noteholders from time to time upon not less than ten Business Days' prior written notice to Buyer. No bond shall be required of the Noteholder Representative, and the Noteholder Representative shall receive no compensation for his/her services. Notices or communications to or from the Noteholder Representative shall constitute notice to or from each of the Noteholders. The Noteholder Representative shall deliver copies of any and all notices of communications to or from the Noteholder Representative to each individual Noteholder at its address as provided in Section 10.1 of this Agreement, as updated from time to time.

                  (b) Neither the Noteholder Representative nor any of its directors, officers, agents or employees shall be liable to any Person for any error of judgment, or any action taken, suffered or omitted to be taken, under this Agreement, except in the case of its gross negligence, bad faith or willful misconduct. The Noteholder Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Noteholder Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement. As to any matters not expressly provided for in this Agreement, the Noteholder Representative shall not be required to exercise any discretion or take any action. Buyer shall be entitled to rely on all statements, representations and decisions of the Noteholder Representative. All Expenses incurred by the Noteholder Representative in its capacity as such in connection with this Agreement and the transactions contemplated hereby shall be paid out of the Escrow Fund.

                  (c) The approval by the Noteholders of the Merger shall be deemed to be approval of the terms of the provisions of this Article IX, including the appointment of the Noteholder Representative.

                  (d) A decision, act, consent or instruction of the Noteholder Representative shall constitute a decision of all Noteholders and shall be final, binding and conclusive upon each such Noteholder, and Buyer may rely upon any such decision, act, consent or instruction of the Noteholder Representative as being the decision, act, consent or instruction of each Noteholder. Buyer is hereby relieved from any liability to any person for any acts done by it in accordance with such decision, act, consent or instruction of the Noteholder Representative.

                  (e) Notwithstanding anything to the contrary herein contained, after the Closing Date, the sole remedy of the Buyer and the Buyer Indemnitees with respect to every matter under this Agreement shall be as set forth in this
Article IX and the sole source of satisfying such remedy shall be the Escrow
Fund.

                                   ARTICLE X

                               GENERAL PROVISIONS

         10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon verbal confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                           if to Buyer, OpCo or Merger Sub to:

                           PLATO Learning, Inc.
                           10801 Nesbitt Avenue South
                           Bloomington, Minnesota 55437
                           Fax: (952) 832-1210
                           Attn: Chief Financial Officer

                           with a copy to:

                           Winston & Strawn
                           35 W. Wacker Drive
                           Chicago, Illinois 60601
                           Fax: (312) 558-5700
                           Attention: Leland E. Hutchinson

                           if to the Company to:

                           NetSchools Corporation
                           100 Galleria Parkway
                           Suite 1400
                           Atlanta, Georgia 30339
                           Fax: (770) 226-5010
                           Attention: Chief Financial Officer

                           with a copy to:

                           Stroock & Stroock & Lavan LLP
                           180 Maiden Lane
                           New York, New York 10038-4982
                           Fax: (212) 806-6006
                           Attention: Melvin Epstein, Esq.


         Any notices hereunder to the Shareholders or Noteholders shall be delivered to the address set forth next to such Person's name on the books and records of the Company.

         10.2 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         10.3 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         10.4 Entire Agreement; No Third Party Beneficiaries.

                  (a) This Agreement and the Exhibits, Schedules and disclosure schedules and the other agreements and instruments of the parties hereto delivered in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

                  (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement except as otherwise explicitly set forth herein.

         10.5 Governing Law. This Agreement and all rights, remedies, liabilities, powers and duties of the parties hereto shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

         10.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         10.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         10.8 Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.9 Submission to Jurisdiction; Waivers. Each of the Company, Buyer, OpCo and the Noteholders irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns shall be brought and determined in the Chancery or other Courts of the State of Delaware, and each of the Company, Buyer, OpCo and Noteholders hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts and to accept service of process in any manner permitted by such courts. Each of the Company, Buyer, OpCo and Noteholders hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise),
(c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts or (d) any right to a trial by jury.

            [THE REST OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK]

                  IN WITNESS WHEREOF, Buyer, OpCo, Merger Sub, the Company and the Noteholders listed below have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    PLATO LEARNING, INC.


                                    By: /s/ John Murray
                                        ----------------------------------------
                                    Name: John Murray
                                    Title: President & CEO


                                    PLATO, INC.


                                    By: /s/ John Murray
                                        ----------------------------------------
                                    Name: John Murray
                                    Title: President & CEO


                                    NSC ACQUISITION CORP.


                                    By: John Murray
                                        ----------------------------------------
                                    Name: John Murray
                                    Title: President & CEO


                                    NETSCHOOLS CORPORATION


                                    By: John Scott Redd
                                        ----------------------------------------
                                    Name: John Scott Redd
                                    Title: Chairman and Chief Executive Officer

                                    ING BARINGS GLOBAL LEVERAGED EQUITY PLAN
                                    LTD.

                                    ING BARINGS U.S. LEVERAGED EQUITY PLAN LLC

                                    ING FURMAN SELZ INVESTORS III L.P.

                                    By: FS Private Investments III LLC, Their
                                        Manager


                                    By: /s/ Brian P. Friedman
                                        ----------------------------------------
                                    Name:  Brian P. Friedman
                                    Title:  Managing Member


                                    GE INVESTMENTS PRIVATE PLACEMENT PARTNERS
                                    II, a Limited Partnership


                                    By:  GE Asset Management Incorporated, its
                                         General Partner


                                    By: /s/ Patrick J. McNeela
                                        ----------------------------------------
                                    Name:  Patrick J. McNeela
                                    Title:  Vice President


                                    VULCAN VENTURES, INC.


                                    By: /s/ William D. Savoy
                                        ----------------------------------------
                                    Name: William D. Savoy
                                    Title: President


                                    H & Q NETSCHOOLS INVESTORS, L.P.


                                    By: /s/ J. Bruiulitke
                                        ----------------------------------------
                                    Name:
                                    Title:

                                    HAMBRECHT & QUIST CALIFORNIA


                                    By: /s/ Thomas Szymoniak
                                        ----------------------------------------
                                    Name: Thomas Szymoniak
                                    Title: Attorney-in-Fact

                                    /s/ James E. Dezell III
                                    --------------------------------------------
                                    James E. Dezell III


                                    APV TECHNOLOGY PARTNERS U.S., L.P.


                                    By:   APV Management Co., LLC,
                                          Managing General Partner

                                    By: /s/ Spencer C. Tall
                                        ----------------------------------------
                                    Name: Spencer C. Tall
                                    Title: Managing Member


                                    APV TECHNOLOGY PARTNERS U.S., L.P.


                                    By:   APV Management Co., LLC,
                                          Managing General Partner

                                    By: /s/ Spencer C. Tall
                                        ----------------------------------------
                                    Name: Spencer C. Tall
                                    Title: Managing Member


                                    DRW VENTURE PARTNERS, L.P.

                                    By:  Dain Rauscher Corporation, its General
                                         Partner


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:

                                    --------------------------------------------
                                    Edward S. Croft, III


                                    --------------------------------------------
                                    George Orban


                                    --------------------------------------------
                                    Gerald R. Odening


                                    --------------------------------------------
                                    Richard Milewski


                                    W.H GERALD CALDWELL, JR. AND MARGARET B.
                                    CALDWELL AS TENANTS IN COMMON


                                    By:
                                        ----------------------------------------
                                        Name: W.H Gerald Caldwell, Jr. and
                                              Margaret B. Caldwell

                                    --------------------------------------------
                                    Wayne G. Willis



                                    --------------------------------------------
                                    Daniel B. Rather


                                    RATHER FAMILY INVESTMENTS, L.L.P.


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    RAYMOND G. FOX, TRUSTEE, DATED NOVEMBER 02,
                                    1999


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    MIDPOINT CAPITAL INVESTORS


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:



                                    --------------------------------------------
                                    John H. Pietri

                                    LOYD E. ELLIS AND MARY JANE ELLIS, TRUSTEES
                                    OF THE ELLIS LIVING TRUST U/A DTD 11/6/91.


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    PHILIP CHARLES INVESTORS


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:




                                    --------------------------------------------
                                    B. Michael Marino



                                    --------------------------------------------
                                    Philip C. Marchal



Acknowledged and acceptance
by Noteholder Representative:

FS PRIVATE INVESTMENTS III, LLC

By: /s/ Brian P. Friedman
    ----------------------------------------
Name:  Brian P. Friedman
Title:  Managing Member


                                       69